UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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The Laclede Group, Inc.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

JANUARY 28, 2016

Notice of Annual Meeting
of Shareholders

January 28, 2016

To the Shareholders of The Laclede Group, Inc.:

The annual meeting of shareholders of The Laclede Group, Inc. will be held on Thursday, January 28, 2016, at 10 a.m. Central Standard Time, at 700 Market Street, St. Louis, MO 63101, for the following purposes:

1.	To elect three members of the Board of Directors.

2.	To re-approve The Laclede Group Annual Incentive Plan, as amended.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2016 fiscal year.

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement.

You can vote if you were a common shareholder of record on November 20, 2015.

To assure your representation at the annual meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or by phone. You also may request a paper proxy card to submit your vote by mail, if you prefer.

If your shares are held by a broker, bank or nominee, please follow their voting instructions for your vote to count.

By Order of the Board of Directors,

Ellen L. Theroff
Corporate Secretary

December 18, 2015

IMPORTANT NOTICE

Your vote is important. To assure your representation at the annual meeting, please vote your shares as promptly as possible over the internet at www.ProxyVote.com or by telephone at 1-800-690-6903. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

ADMISSION TO MEETING

Admission to the annual meeting is limited to those who were shareholders of record on November 20, 2015 or who bring documentation to the meeting that shows their beneficial ownership of our common stock through a broker, bank or other nominee as of November 20, 2015.

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

TIME AND DATE	10 a.m., Central Standard Time, on Thursday, January 28, 2016

PLACE	700 Market Street
St. Louis, Missouri 63101

RECORD DATE	November 20, 2015

VOTING	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the proposals.

ENTRY	If you decide to attend the meeting in person, you will need to register upon your arrival. See page 1 for further instructions.

Voting Matters (page 2)

	Board Vote	Page Reference
Proposal	Recommendation	(for more detail)
Election of three directors	FOR	5
Re-approval of The Laclede Group Annual Incentive Plan, as amended	FOR	8
Ratification of Deloitte & Touche LLP as our independent registered public	FOR	11
accounting firm for fiscal year 2016

Nominees for Election (page 5)

The following table provides summary information about each nominee. The nominees receiving the affirmative vote of a majority of those shares entitled to vote and present at the meeting in person or represented by proxy will be elected as Directors.

		Director
Name	Age	Since	Occupation	Term	Independent
Brenda D. Newberry	62	2007	Retired Chairman of the Board	Nominee for term expiring January 2019	X
			of The Newberry Group, Inc.
Suzanne Sitherwood	55	2011	Chief Executive Officer,	Nominee for term expiring January 2019
			The Laclede Group, Inc.
Mary Ann Van Lokeren	68	2000	Retired Chairman and Chief	Nominee for term expiring January 2019	X
			Executive Officer of Krey
			Distributing Co.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting i

Fiscal Year 2015 Corporate Performance (page 23)

The following table provides information on the Company’s performance in the last two fiscal years on a GAAP and net economic earnings basis. Management uses the non-GAAP measures of net economic earnings and net economic earnings per share internally when evaluating the Company’s performance. For the fiscal year ended September 30, 2015, the Company reported an increase in consolidated net income to $136.9 million from $84.6 million for fiscal year 2014. Net economic earnings for 2015 were $138.3 million, up from $100.1 million for 2014. The increase in net economic earnings from 2014 to 2015 was driven by improved Gas Utility performance, reflecting the addition of Alabama Gas Corporation (“Alagasco”), and income growth from Laclede Gas Company and Missouri Gas Energy (“MGE”). Net economic earnings exclude from net income the after-tax impacts of fair value accounting and timing adjustments associated with energy-related transactions. These adjustments, which primarily impact the Gas Marketing segment, include net unrealized gains and losses on energy-

related derivatives resulting from the current changes in the fair value of financial and physical transactions prior to their completion and settlement, lower of cost or market inventory adjustments, and realized gains and losses on economic hedges prior to the sale of the physical commodity. In calculating net economic earnings, management also excludes from net income the after-tax impacts related to acquisition, divestiture and restructuring activities. Those impacts include acquisition-related costs, the results of operations for the month of September for Alagasco in 2014, interest expense on long-term debt issued to finance the acquisition of Alagasco, as well as the dilutive impact of the approximately 10 million shares issued in 2014 in conjunction with the Alagasco acquisition. Management believes that this presentation provides a useful representation of operating performance by facilitating comparisons of year-over-year results. These internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures such as net income.

					Per Share
($ Millions, except per share amounts)	Gas Utility	Gas Marketing	Other	Total	Amounts
Year Ended September 30, 2015
Net Income (Loss) (GAAP)	$153.3	$4.1	$(20.5)	$136.9	$3.16
Unrealized loss on energy-related derivatives*	(0.1)	(1.7)	–	(1.8)	(0.04)
Lower of cost or market inventory adjustments*	–	0.3	–	0.3	0.01
Realized (gain) loss on economic hedges prior to the sale of	–	1.5	–	1.5	0.03
the physical commodity
Acquisition, divestiture and restructuring activities*	1.9	–	4.2	6.1	0.14
Gain on Sale of Property*	(4.7)	–	–	(4.7)	(0.11)
Net Economic Earnings (Losses) (Non-GAAP)	$150.4	$4.2	$(16.3)	$138.3	$3.19

					Per Share
($ Millions, except per share amounts)	Gas Utility	Gas Marketing	Other	Total	Amounts
Year Ended September 30, 2014
Net Income (Loss) (GAAP)	$87.1	$12.2	$(14.7)	$84.6	$2.35
Unrealized loss on energy-related derivatives*	0.2	(1.1)	–	(0.9)	(0.02)
Lower of cost or market inventory adjustments*	–	(0.7)	–	(0.7)	(0.02)
Realized (gain) loss on economic hedges prior to the sale of	–	(0.2)	–	(0.2)	(0.01)
the physical commodity
Acquisition, divestiture and restructuring activities*	5.5	–	11.8	17.3	0.48
Weighted Average Shares Adjustment**	–	–	–	–	0.27
Net Economic Earnings (Losses) (Non-GAAP)	$92.8	$10.2	$(2.9)	$100.1	$3.05

*	Amounts presented net of income taxes. Income taxes are calculated by applying federal, state, and local income tax rates applicable to ordinary income to the amounts of the pre-tax reconciling items.
**	2014 net economic earnings per share excludes the impact of the June 2014 equity offerings to fund the acquisition of Alagasco, but includes the May 2013 equity offering to fund the MGE acquisition. The weighted-average diluted shares used in the net economic earnings per share calculation for the fiscal year ended September 30, 2014 was 32.7 compared to 35.9 in the GAAP EPS calculation.
Note: EPS amounts by segment represent contributions to The Laclede Group’s consolidated EPS.

ii The Laclede Group, Inc. • 2015 Notice of Annual Meeting

Executive Compensation in Fiscal Year 2015 (page 23)

The graph below evidences the Company’s commitment to the pay-for-performance philosophy. It compares basic net economic earnings per share to the Annual Incentive Plan (“AIP”) payments to the named executive officers.

Basic net economic earnings per share is the key metric used to determine funding under our AIP in 2015. The earnings in the graph are based on operations at the time of performance.

Basic Net Economic EPS Compared to NEOs Annual Incentive Award

The Company also emphasizes pay-for-performance by placing a majority of the executives’ target total direct compensation at risk through the annual and equity incentive plans. Target total direct compensation (“TTDC”) includes the base salary at the end of fiscal year 2015, the 2015 target AIP opportunity, and the market value (target shares times grant date stock price) of the 2006 Equity

Incentive Plan awards made during fiscal year 2015. Further, the largest proportion of incentive pay, which is represented by the equity incentive award, focuses on long-term performance. The graph below shows the mix of fixed and at-risk pay. Additional details on long-term incentives can be found on page 32.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting iii

Fiscal 2015 TTDC Components

Re-approval of the Annual Incentive Plan, as amended (page 8)

We are asking our shareholders to re-approve our annual incentive plan, as amended (the “2016 AIP”). The 2016 AIP will be substantially similar in many respects to the existing Annual Incentive Plan (the “AIP”), which shareholders approved in 2011. The purpose of the 2016 AIP is to motivate the Company’s executives and senior managers to contribute to the continued growth, development and financial success of the Company and to remain with and devote their best efforts to the business of the Company. If approved, the 2016 AIP will be effective October 1, 2016 and will replace the existing AIP.

Independent Registered Public Accountant (page 11)

We are asking shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accountant for fiscal year 2016. The table contains summary information with respect to Deloitte & Touche’s fees for services provided in fiscal year 2014 and fiscal year 2015.

	2015	2014
Audit fees	$1,775,000	$1,847,000
Audit related fees	70,950	368,300
Tax fees	52,600	35,600
All other fees	2,500	2,200
Total	$1,901,050	$2,253,100

iv The Laclede Group, Inc. • 2015 Notice of Annual Meeting

The Laclede Group, Inc. • 2015 Notice of Annual Meeting v

ABOUT THE
ANNUAL SHAREHOLDERS MEETING

This proxy statement is furnished to solicit proxies by the Board of Directors of The Laclede Group for use at the annual meeting of its shareholders to be held on January 28, 2016, and at any adjournment or postponement of the meeting. The meeting will be held at the Company’s primary offices at 700 Market Street, St. Louis,

Missouri 63101 at 10 a.m. Central Standard Time. This proxy statement is first being made available to shareholders with the annual report for its fiscal year 2015 on or about December 18, 2015. In this proxy statement, we refer to The Laclede Group as the Company.

Questions and Answers about the Annual Meeting

Who is soliciting my vote?
The Board of Directors of the Company is soliciting your vote for the Company’s annual meeting of shareholders.

When will the meeting take place?
The annual meeting will be held on Thursday, January 28, 2016 at 10 a.m. Central Standard Time at the Company’s primary offices at 700 Market Street, St. Louis, MO 63101.

Who is entitled to vote at the annual meeting?
If you owned Company stock at the close of business on November 20, 2015, you may attend and vote at the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
Under the “Notice and Access” rules of the Securities and Exchange Commission (“SEC”), we are permitted to furnish proxy materials, including this proxy statement and our annual report to our shareholders, by providing a Notice of Internet Availability of Proxy Materials. Most shareholders will not receive printed copies unless they request them. The Notice instructs you as to how you may access proxy materials on the Internet and how you may submit your proxy via the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such material in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?
No, the Notice identifies the items to be voted on at the annual meeting; you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to: (i) vote by Internet, (ii) vote by phone, and (iii) request and return a paper proxy card or voting instruction card.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?
If you previously elected to access proxy materials over the Internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Also, if you previously requested paper copies of the proxy materials or if applicable regulations required delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive future proxy materials online will save us the cost of producing

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 1

and mailing documents and help us conserve natural resources. Enrollment for electronic delivery is effective until canceled.

Who is a shareholder of record?
You are a shareholder of record if your shares are registered directly in your name with our transfer agent, Computershare. You will receive a Notice or these proxy materials by delivery directly to you. You are entitled to vote your shares by Internet, telephone, in person at the meeting or, if you have requested printed proxy materials, by completing and returning the enclosed proxy card.

Who is a beneficial owner?
You are a beneficial owner if you hold your stock in a stock brokerage account, or by a bank or other nominee. Your shares are held in “street name” and the Notice or these proxy materials are being sent to you by your broker, bank or nominee, who is considered the shareholder of record. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. You may attend the annual meeting, but you will need to bring a letter or statement from that firm that shows you were a beneficial owner of Company shares on November 20, 2015. You may not vote these shares in person at the annual meeting unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee provided a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

How many shares must be present to hold the annual meeting?
A majority of our issued and outstanding shares entitled to vote at the annual meeting as of the record date must be present in person or represented by proxy to have a quorum. As of November 20, 2015, there were 43,350,411 shares outstanding. Both abstentions and broker non-votes are counted as present for purposes of determining quorum.

How many votes are required for each item of business?
Election of Directors: The election of Directors requires the affirmative vote FOR each nominee of a majority of those shares entitled to vote and present at the meeting in person or represented by proxy. Withheld votes and abstentions will have the effect of votes against the nominee, while broker non-votes will not be considered represented and will have no effect on the outcome.

Re-approval of Annual Incentive Plan, as amended: This proposal requires an affirmative vote FOR of a majority of those shares entitled to vote and present at the meeting in person or represented by proxy to be approved. Abstentions will have the effect of a vote against the proposal, and broker non-votes will not be considered represented and will have no effect on the outcome.

Ratification of Appointment of Independent Registered Public Accountant: This proposal requires an affirmative vote FOR of a majority of those shares entitled to vote and present at the meeting in person or represented by proxy to be approved. Abstentions will have the effect of a vote against the proposal.

Voting Matters

How do I vote?
You may vote on the Internet, by phone, by mail, or by attending the annual meeting and voting by ballot. The Internet and phone voting procedures are designed to authenticate that you are a shareholder by use of a control number.

The procedures allow you to confirm that your instructions have been properly recorded. If you vote by telephone or Internet, you do not need to mail back your proxy card or voting instruction card.

2 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

By Internet: If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or, if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

By phone: You also can vote by phone by following the instructions provided in the Notice or, if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By mail: If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.

At the annual meeting: The method or timing of your vote will not limit your right to vote at the annual meeting if you attend the annual meeting and vote in person. However, if your shares are held in the name of a bank, broker or the nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting. You should allow yourself enough time prior to the annual meeting to obtain this proxy from the holder of record.

The shares voted electronically, by phone or represented by proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

If you hold your shares through a broker, please note that your broker will not be permitted to vote on your behalf for the first two proposals unless you provide instructions as to how to vote your shares. Voting your shares is important to ensure that you are represented at the meeting. If you have any questions about the voting process, please contact the broker where you hold your shares.

Can I vote my shares that are held in The Laclede Group Dividend Reinvestment and Stock Purchase Plan or any of the Company’s 401k plans?
If you participate in The Laclede Group Dividend Reinvestment and Stock Purchase Plan or in the Company Stock Fund of the Laclede Gas Wage Deferral Savings Plan, Laclede Gas Salary Deferral Savings Plan, Missouri Natural Wage Deferral Savings Plan, Laclede Gas Company – Missouri Gas Energy Wage Deferral Savings Plan or Alagasco Employee Savings Plan, you are entitled to vote those shares. If you do not give voting instructions for shares owned by you through any of these plans, none of your shares held in the plans will be voted. To allow sufficient time for voting by the administrator and trustee of the plans, your voting instructions must be received by January 26, 2016.

How can I revoke or change my vote?
You may revoke your proxy at any time before it is voted at the meeting by:

■	Sending timely written notice of revocation to the corporate secretary;
■	Submitting another timely proxy by telephone, Internet or proxy card; or
■	Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

How many votes do I have?
You are entitled to one vote for each share that you owned on November 20, 2015.

What happens if I don’t give specific voting instructions?
Shareholders of record: If you are a shareholder of record and you either indicate that you want to vote as recommended by the Board of Directors or you return a signed proxy card but do not indicate how you want to vote, then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 3

may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice for any matter to be acted upon, the shares will be voted in accordance with your instructions.

Beneficial owners: If you hold shares in street name and do not provide instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining if there is a quorum, but are not counted for purposes of determining whether a matter has been approved. Broker non-votes will not affect the outcome of the votes on the first two proposals. If you do not provide instructions to your broker, under the rules of the New York Stock Exchange, your broker will not be authorized to vote the shares it holds for you with respect to the first two proposals. Your broker has the discretion, however, to vote the shares it holds for you on the ratification of the independent registered public accountant.

Who counts the votes?
We hired Broadridge Investor Communications as an independent tabulator of votes to ensure confidentiality of the voting process. However, if you write comments on your proxy card, the comments will be shared with us. We also have hired IVS Associates, Inc. to serve as independent inspector of elections.

4 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

PROPOSAL 1

Election of Directors

The Board of Directors is divided into three classes. Directors Newberry, Sitherwood and Van Lokeren, whose terms will expire upon the election of Directors at the meeting on January 28, 2016, have been nominated to stand for reelection for terms expiring upon the election of their successors in January 2019. The persons named as proxies intend to vote FOR the election of the three nominees. If any nominee becomes unavailable for any reason before the meeting, which is not anticipated, the proxies will vote the shares indicated for that nominee for a person to be selected by our Board of Directors. Director Anthony V. Leness will retire at the meeting on January 28, 2016 as he has reached the Board’s mandatory retirement age of 75.

Information About the Nominees and Directors

Nominees for Term Expiring in 2019
Brenda D. Newberry, 62, retired in May, 2010, as Chairman of the Board of The Newberry Group, a provider of information technology consulting services on a global basis, specializing in information systems, technology infrastructure, data and network security, and project management services. Ms. Newberry founded The Newberry Group in 1996 with her husband. Between 2007 and 2014, she also served as a director of Enterprise Financial Services Corp.

Ms. Newberry provides insight into the Company’s information technology strategy and related risks and exposures. Further, her experience in creating and building her own businesses assists the Company as it considers growth opportunities, and her government contractor experience provides insight in conducting business in a highly regulated industry.

Director since 2007

Suzanne Sitherwood, 55, has served as the Company’s President since September 1, 2011 and Chief Executive Officer since February 1, 2012. Until August 2011, she was Senior Vice President of Southern Operations for AGL Resources, Inc. and President of Atlanta Gas Light, Chattanooga Gas and Florida City Gas.

Ms. Sitherwood has more than 30 years’ experience in the natural gas industry. Her experience ranges from chief engineer to vice president gas operations and capacity planning to the president of three natural gas utilities. She possesses significant experience in working in a regulatory environment while implementing strategic growth initiatives. Under Ms. Sitherwood’s leadership, the Company’s natural gas utility business has grown from 625,000 customers to more than 1.5 million customers and the Company’s enterprise value has grown from $1.3 billion in 2012 to $4.5 billion today.

Director since 2011

Mary Ann Van Lokeren, 68, retired as Chairman and Chief Executive Officer of Krey Distributing Co., an Anheuser-Busch wholesaler, in October 2006. She served in that capacity from December 1986. During the past 19 years, she has served, and continues to serve, as a director of Masco Corporation.

With her prior experience as CEO of one of the largest Anheuser-Busch wholesalers in Missouri, Ms. Van Lokeren has business and leadership expertise that assists the Board as it evaluates the Company’s financial and operational risks, controls and strategy. Further, her experience on other public company boards provides insight as to the Board’s role in oversight of management as well as corporate governance.

Director since 2000

The Board of Directors recommends a vote “FOR” election of these nominees as Directors.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 5

Directors with Term Expiring in 2017
Edward L. Glotzbach, 67, served as Vice Chairman, Mergers and Acquisitions, of Information Services Group from November 2007 when it acquired Technology Partners International, Inc. to March 1, 2012. From December 2004 to November 2007, he served as President and CEO of Technology Partners International, Inc., an organization that assists clients with the evaluation, negotiation, implementation and management of information technology and business process sourcing initiatives. From October 2003 to December 2004, he served as Vice President and Chief Financial Officer of the firm. From 1970 to September 2003, he served in many positions with SBC Communications, with his most recent position there being Executive Vice President and Chief Information Officer for six years. Mr. Glotzbach served as a director of Perficient, Inc. from 2010 to May 2012.

Mr. Glotzbach brings to the Board business and leadership experience as an executive of a public company, regulated utility experience as a former executive of a telephone utility regulated by the Missouri Public Service Commission, financial expertise having served as a chief financial officer at other companies, and his information technology expertise given his experience at Information Services Group as well as his prior chief information officer experience at a major telephone company. He also provides insight to the Company as to potential exposures and risks in those areas.

Director since 2005

W. Stephen Maritz, 57, has been Chairman of the Board of Maritz Holdings Inc. since February 2001 and Chief Executive Officer since November 1998. Maritz Holdings Inc. provides performance improvement, marketing research and travel services on a global basis.

In addition to his current business and leadership experience in managing a large, international company, Mr. Maritz brings to the Board his expertise in pursuing and measuring customer satisfaction as well as engaging and motivating employees. Further, he understands the importance of demographics in the marketplace and implications for business.

Director since 2000

John P. Stupp Jr., 65, has been President of Stupp Bros., Inc. since March 2004 and Chief Executive Officer since March 2014 and Chief Executive Officer of Stupp Corporation since August 1995. He previously served as Executive Vice President of Stupp Bros., Inc. from April 1995 to March 2004 and its Chief Operating Officer from April 1996 to March 2004. Stupp Bros., Inc. has two operating divisions: Stupp Bridge Company, a fabricator of steel highway and railroad bridges; and Stupp Corporation, producer of custom-made HFW (high frequency weld) and SAWH (spiral weld) pipe for gas and oil transmission; and three subsidiaries: APCI, an integrator of linear friction welding technology; Stupp Coatings LLC, coating applicators for steel line pipe; and Midwest BankCentre, a Missouri bank holding company. During the past seven years, he has served and continues to serve as a director of Stupp Bros., Inc. and Atrion Corp.

As President of Stupp Bros., Inc., one of the Company’s largest shareholders with a long-term investment relationship with the Company, Mr. Stupp has historic institutional knowledge of the Company and directly represents the shareholder interest. Further, his experience with the various subsidiaries of Stupp Bros., Inc., provides insight as to the pipeline and other infrastructure industries on a national basis as well as insight into the regional economy.

Director since 2005

Directors with Term Expiring in 2018
Mark A. Borer, 61, served as CEO as well as a member of the Board of Directors of DCP Midstream Partners LP from November 2006 through December 2012. DCP Midstream Partners LP is a public midstream master limited partnership that is engaged in all stages of the midstream business for both natural gas and natural gas liquids.

6 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

Mr. Borer’s experience in the midstream natural gas business gives him hands-on knowledge of the industry. His recent service as a CEO and member of the board of a public entity that raised significant capital provides him with experience in the operations of an energy company and the capital markets, and he possesses business and leadership expertise that assists the Board as it evaluates the Company’s financial and operational risks and strategy.

Director since 2014

Maria V. Fogarty, 56, served as the Senior Vice President of Internal Audit and Compliance at NextEra Energy, Inc. from 2011 through June 30, 2014. She previously served as Vice President of Internal Audit at that company from 2005 to 2010 and Director of Internal Audit from April 1993 through 2004. NextEra Energy, Inc. is a leading clean energy company with 2013 revenues of approximately $15 billion and the parent company of Florida Power & Light, the largest rate-regulated electric utility in Florida.

Ms. Fogarty’s prior experience leading the audit function at a public energy company provides her knowledge of the audit and Sarbanes – Oxley requirements facing public companies today. Her industry experience at a company that grew significantly during her tenure at the company benefits the Board as she can provide insights into the risks, opportunities and challenges created by growth.

Director since 2014

Director with Term Expiring in 2016 and not Standing for Reelection
Anthony V. Leness, 75, was Managing Director Investment Banking – Global Power & Energy Group at Merrill Lynch & Co., Inc., in New York City from 1978 to his retirement on June 30, 2006. Merrill Lynch provides wealth management, capital market, investment banking and consulting services. He served as a relationship manager on a broad range of large and small companies, including industrial, communications, oil and gas exploration, natural gas pipeline, and, from 1990, exclusively on power and natural gas distribution companies.

Mr. Leness’ prior investment banking experience gives him knowledge of the Company and the utility, pipeline, oil and natural gas industries. He provides insight and analysis relative to the capital markets and corporate finance as well as investment strategy. Having previously provided expert testimony before Federal and State regulatory commissions, he also understands and advises relative to regulatory approaches in different markets as well as the implications of regulation to the Company and the industry.

Director since 2006

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 7

PROPOSAL 2

Re-Approval of Annual Incentive Plan, as Amended

Background and Purpose

Shareholders last re-approved the existing Annual Incentive Plan (“AIP”) at the annual meeting in January 2011. We are now asking our shareholders to re-approve our annual incentive plan, as amended (the “2016 AIP”). The 2016 AIP will be substantially similar in many respects to the AIP. Under the 2016 AIP, the Compensation Committee of the Board (“Committee”) grants performance awards based on pre-established performance goals to employees selected by the Committee.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain executives. This limit, however, does not apply to “qualified performance-based compensation.” To qualify for deductibility as qualified performance-based compensation under Section 162(m) of the Code, the 2016 AIP, including the performance goals set forth in the 2016 AIP, must be approved by the shareholders every five years. The Company is seeking shareholder approval of the 2016 AIP, a copy of which is attached as Appendix 1, this year to continue the tax deductibility of benefits under the AIP. The Board recommends that shareholders approve the 2016 AIP.

Purpose
The purpose of the 2016 AIP is to motivate the executives and senior managers of the Company and its subsidiaries to contribute to the continued growth, development and financial success of the Company and to remain with and devote their best efforts to the business of the Company.

Administration
The Committee will administer the 2016 AIP. The Committee has broad authority to administer and interpret the 2016 AIP and its provisions as it deems appropriate, subject to the express provisions of the 2016 AIP. All of the Committee’s decisions, determinations, and interpretations with respect to the 2016 AIP are final and binding. The 2016 AIP allows for adjustments to eliminate the effects of changes for restructuring, extraordinary items, discontinued operations, other non-recurring changes and the cumulative effects of accounting changes, each as defined by GAAP, any action by a regulatory agency or other extraordinary or non-recurring items that occur during a performance period, in each case, to preserve the economic intent of any performance award.

Eligibility
Executives and other key employees as selected by the Committee are eligible to participate in the 2016 AIP. Currently, 25 employees participate in the AIP.

Performance Objectives
Under the 2016 AIP, the Committee may grant annual cash incentive awards based on the attainment of specified performance objectives. Performance objectives are the levels of performance required to be attained with respect to specified performance goals. Performance goals may be expressed in terms of any of the following business criteria:

■	revenue;
■	earnings before interest, taxes, depreciation and amortization (“EBITDA”);
■	earnings before interest and taxes (“EBIT”);
■	funds from operations;
■	funds from operations per share;
■	operating income (loss);
■	pre or after tax income (loss);
■	cash available for distribution;

8 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

■	cash available for distribution per share;

■	cash and/ or cash equivalents available for operations;

■	net earnings (loss);

■	earnings (loss) per share;

■	return on equity;

■	return on assets;

■	return on capital;

■	share price performance;

■	total shareholder return;

■	health, safety and environmental;

■	economic value added;

■	economic profit;

■	credit rating;

■	improvements in the Company’s attainment of expense levels;

■	objective third-party measures of customer satisfaction;

■	objective measures of operating stability and reliability;

■	operating goals related to customer satisfaction improvement; or

■	implementing or completion of:

	–	strategic plans,

	–	improvement in investor relations,

	–	marketing and manufacturing of key products,

	–	improvement in cash-flow (before or after tax),

	–	development of critical projects or product development or

	–	progress relating to research and development.

A performance goal may be measured during a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The Committee will determine the performance goals and objectives by no later than the earlier of the date that is 90 days after the commencement of the performance period or the day prior to the date on which 25% of the performance period has elapsed. The performance period is the fiscal year, unless a shorter period is designated by the Committee, during which performance will be measured to determine a participant’s entitlement to receive payment of an award. Each award has a maximum amount that may be earned. The 2016 AIP provides that the maximum payment to a participant in any year is $2,000,000.

Termination of Employment
If a participant ceases to be an employee due to death, disability, retirement or termination without cause, the participant will be eligible to receive an award as the Committee determines, prorated for the period of time, rounded to the nearest full month, that such employee was a participant in the 2016 AIP. Payment of such award will be subject to satisfaction of any performance objectives and the Committee’s certification of award, unless otherwise provided in the award for death or disability. A participant who, during the performance period but before certification of award for such performance period by the Committee, ceases to be an employee due to termination for cause or voluntary resignation will forfeit all rights to an award for such performance period.

Recoupment
The 2016 AIP provides for recoupment in accordance with the Company’s recoupment policy, as provided under the Dodd-Frank Wall

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 9

Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, each as amended and the rules and regulations under them, and as may be required under the listing standards of the New York Stock Exchange.

Amendment and Termination
The Committee may amend, revise, suspend or discontinue the 2016 AIP in whole or in part, subject to meeting the requirements of Section 162(m) of the Code.

New Plan Benefits
In November 2015, the Committee established performance and target awards under the AIP for 25 participants for fiscal 2016. The actual amounts to be paid under those awards are dependent on the Company’s future performance and are therefore not currently determinable.

In addition, because future awards under the 2016 AIP will be granted in the discretion of the Committee, the benefits and amounts that may be received by participants cannot be determined at this time. However, the awards earned by the five named executive officers under the AIP for the last three fiscal years are in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For fiscal 2015, all participants as a group earned $4,732,398 in awards and all executive officers as a group earned $2,252,118.

The affirmative vote of holders of a majority of the shares entitled to vote that are present at the meeting in person or represented by proxy will be required to approve this Proposal.

Your Board of Directors Recommends a Vote “FOR”
Re-approval of the Annual Incentive Plan, as Amended.

10 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

PROPOSAL 3

Ratification of Appointment of Independent Registered Public Accountant

The Board of Directors, upon recommendation of its Audit Committee, recommends that you ratify the appointment of Deloitte & Touche LLP, independent registered public accountant to audit the books, records and accounts of The Laclede Group and its subsidiaries for the fiscal year ending September 30, 2016. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Your Board of Directors Recommends a Vote “FOR”
Ratification of The Appointment of Deloitte & Touche LLP as
Independent Registered Public Accountant.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 11

GOVERNANCE

Beneficial Ownership of Laclede Group Common Stock

The table below shows as of November 1, 2015 the number of shares of our common stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each current Director and Director nominee, (iii) each named executive officer listed in the Summary Compensation Table, and (iv) all Directors, nominees and executive officers as a group.

Amount and Nature of Ownership

	Shares
	Beneficially
Name	Owned	(1)	Percent of Class
M. A. Borer	3,800
M. C. Darrell	35,719	(2)	*
L. C. Dowdy	4,481	(2)	*
M. V. Fogarty	3,800		*
E. L. Glotzbach	20,082	(3)	*
A. V. Leness	19,650		*
S. L. Lindsey	16,492	(2)	*
W. S. Maritz	18,000		*
B. D. Newberry	14,650	(3)	*
S. P. Rasche	14,545	(2)	*
S. Sitherwood	45,626	(2)	*
J. P. Stupp Jr.	1,171,250	(3)(4)	2.7%
M. A. Van Lokeren	23,430		*
American Century Companies, Inc.	3,790,143	(5)	8.7%
BlackRock, Inc.	3,704,416	(6)	8.5%
The Vanguard Group, Inc.	2,866,400	(7)	6.6%
All nominees, Directors and executive officers as a group (16)	1,408,459		3.2%

(1)	Except as otherwise indicated, each person has sole voting and investment power with respect to all of the shares listed.
(2)	Includes restricted non-vested shares granted under the 2006 Equity Incentive Plan, as to which a recipient has sole voting power and no current investment power as follows: M. C. Darrell – 6,246; L. C. Dowdy – 4,020; S. L. Lindsey – 6,297; S. P. Rasche – 6,173; S. Sitherwood – 20,009.
(3)	Includes restricted, non-vested shares granted under the Restricted Stock Plan for Non-Employee Directors, as to which each recipient has sole voting power and no current investment power, as follows: E. L. Glotzbach – 5,275; B. D. Newberry – 8,950; and J. P. Stupp Jr. – 10,550.
(4)	Includes 1,155,000 shares owned by Stupp Bros, Inc. Mr. Stupp is a director and executive officer of Stupp Bros., Inc. and has an interest in a voting trust that controls 100% of the stock of Stupp Bros., Inc., which is located at 3800 Weber Road, St. Louis, MO 63125.
(5)	Information provided as of December 31, 2014 in Schedule 13G/A filed by American Century Companies, Inc. (“ACC”), whose address is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111. The report indicates that it has 3,702,990 shares with sole voting power and 3,790,143 shares with sole investment power, and no shares with shared voting power or shared investment power. ACC is controlled by Stowers Institute for Medical Research, which is a beneficial owner of securities that are the subject of the report. American Century Investment Management, Inc. is a wholly owned subsidiary of ACC and an investment adviser registered under §203 of the Investment Advisers Act of 1940. American Century Capital Portfolios, Inc. is a subsidiary of ACC and an investment company registered under section 8 of the Investment Company Act of 1940.

12 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

(6)	Information provided as of December 31, 2014 in Schedule 13G/A filed by BlackRock, Inc., whose address is 55 East 52nd Street, New York, NY 10022. The report indicates that it has 3,589,559 shares with sole voting power, 3,704,416 shares with sole investment power, and no shares with shared voting power or shared investment power. The subsidiaries included in the report, none of which owns 5% or greater of the Company’s shares, were as follows:

BlackRock Advisors, LLC	BlackRock Asset Management Canada Limited
BlackRock Institutional Trust Company, N.A.	BlackRock Investment Management (Australia) Limited
BlackRock Investment Management, LLC	BlackRock Asset Management Ireland Limited
BlackRock Advisors (UK) Limited	Black Rock Investment Management (UK) Ltd
Black Rock Fund Advisors*

*BlackRock Fund Advisors is a subsidiary of BlackRock, Inc. and beneficially owns 5% or greater of the outstanding shares of the Company’s stock according to the report.

(7)	Information provided as of December 31, 2014 in Schedule 13G/A filed by The Vanguard Group, Inc., whose address is 100 Vanguard Blvd., Malvern, PA 19355. The report indicates that it has 64,060 shares with sole voting power, 2,809,040 shares with sole investment power, no shares with shared voting power and 57,360 shares with shared investment power. The Subsidiaries in the report, none of which owns 5% or greater of the Company’s shares were:

Vanguard Fiduciary Trust Company	Vanguard Investments Australia, Ltd.

*Less than one percent.

The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2015.

Number of securities
remaining available for
	Number of securities to	Weighted average	future issuance under
	be issued upon exercise	exercise price of	equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by
security holders (1)	536,374	$33.65	967,555
Equity compensation plans not approved
by security holders	—	—	—
Total	536,374	33.65	967,555

(1)	Reflects the Company’s 2006 Equity Incentive Plan and 2015 Equity Incentive Plan. Included in column (a) are 507,874 non-vested restricted stock units issued under the Equity Incentive Plans for which the weighted average exercise price in column (b) does not take into account.

Information on the above-referenced equity incentive plans is set forth in Note 3, Stock-Based Compensation, of the Notes to Financial Statements in the Company’s annual report on Form 10-K for fiscal year 2015.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 13

Stock Ownership Guidelines and Holding Requirements for Non-Employee Directors and Executive Officers

To provide a direct link between Director, executive officer and shareholder interests, the Company adopted a stock ownership policy. The table below indicates the number of shares Directors and executive officers are expected to own under the policy.

Directors must retain 90% and executive officers must retain 75% of the net shares awarded to them under Company plans until they meet the stock ownership requirements. All Directors and executive officers are currently in compliance with the stock ownership policy.

Stock Ownership Guidelines

Director	5X annual retainer
CEO	4X base salary
Executive Vice Presidents	3X base salary
Senior Vice Presidents	2X base salary
All Other Officers	1X base salary

Corporate Governance

Board and Committee Structure
Our Board currently consists of nine Directors, eight of whom are independent. Mr. Leness will be retiring immediately after the Annual Shareholder Meeting. Our Board will then consist of nine Directors, seven of whom are independent, with one vacancy. The Corporate Governance Committee is in the process of identifying director nominees to fill the vacancy created by Mr. Leness’ retirement. Under our Corporate Governance Guidelines, the Chair may be an officer or may be an independent member of the Board, at the discretion of the Board. The Board believes it should be free to use its business judgment to determine what it believes is best for the Company in light of all the circumstances. Mr. Glotzbach is currently Chairman of the Board.

Ms. Sitherwood, as Chief Executive Officer, focuses on setting the strategy for the Company, overseeing daily operations, developing our leaders and promoting employee engagement throughout the Company. As Chairman, Mr. Glotzbach leads the Board in the performance of its duties by working with the Chief Executive Officer to establish meeting agendas and content, engaging with the leadership team between meetings, and providing overall guidance as to the Board’s views and perspective.

During the 2015 fiscal year, there were seven meetings of our Board of Directors. All Directors, except W. Stephen Maritz, attended 75% or more of the aggregate number of meetings of the

Board and applicable Committee meetings, and all Directors attended the last annual meeting of shareholders. Mr. Maritz’s absences were the result of conflicting personal obligations.

The standing committees of the Board of Directors include the Audit, Compensation, Corporate Governance, Investment Review and Strategy Committees.

Audit Committee
The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of the financial statements, financial reporting process and systems of internal controls. The Audit Committee also assists the Board in monitoring the independence and performance of the independent registered public accountant, the internal audit department and the operation of ethics and compliance programs. At fiscal year-end, the Audit Committee members were Directors Stupp (chair), Fogarty, Glotzbach, Newberry and Van Lokeren. All Audit Committee members were determined by the Board to be independent and financially literate in accordance with the New York Stock Exchange requirements. Mr. Stupp has been determined to be the financial expert for the Audit Committee. The Audit Committee met five times in fiscal year 2015.

14 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

Compensation Committee
The Compensation Committee assists the Board in the discharge of its responsibility relative to the compensation of the Company’s executives, reviews and makes recommendations to the Board relative to the Company’s incentive compensation and equity-based plans, makes recommendations to the Board regarding Director compensation, reviews management’s risk assessment of the Company’s compensation practices and programs, and assists the Board in the oversight of succession planning for executive officers. At fiscal year-end, the Committee members, all of whom were determined to be independent, were Directors Glotzbach (chair), Borer, Leness, Stupp and Van Lokeren. The Committee met five times in fiscal year 2015. There are no Compensation Committee interlocks. The Committee’s retention of a compensation consultant is discussed later in the Compensation Discussion and Analysis.

Corporate Governance Committee
The Corporate Governance Committee considers and makes recommendations to the Board relative to corporate governance and its Corporate Governance Guidelines, assists the Board in identifying individuals qualified to become Board members, and approves any related-party transactions. The Committee also recommends committee appointments to the full Board. At fiscal year-end, the Committee members, all of whom were determined to be independent, were Directors Van Lokeren (chair), Fogarty, Maritz and Newberry. The Committee met five times in fiscal year 2015.

Investment Review Committee
The Investment Review Committee oversees the investments of the defined benefit qualified pension plans. At fiscal year-end, the Committee members were Directors Leness (chair), Borer, Maritz, Newberry and Sitherwood. The Committee met six times in fiscal year 2015.

Strategy Committee
The Strategy Committee oversees the Company’s investment strategies, capital structure and financial needs, including leverage, liquidity and funding sources and related matters in the context of the corporate strategy. At fiscal year-end, the Committee members were Directors Borer (chair), Glotzbach, Leness, Sitherwood and Stupp. The Committee met six times in fiscal year 2015.

Risk Oversight
Management is responsible for assessing and managing risk exposures on a day-to-day basis, and the Board is responsible for overseeing the Company’s risk management. In its oversight role, the Board and its Committees ensure that the Company promotes a risk-aware culture and decision-making process. Several of the Board’s Committees assist the Board in its risk oversight: the Audit Committee oversees the financial reporting and related risks; the Investment Review Committee oversees the pension plan funding risks; the Strategy Committee oversees the risks related to the Company’s corporate development strategies, capital structure and financial needs; and the Compensation Committee oversees the compensation risks.

At the management level, the Company has a risk management committee that meets at least quarterly. This committee oversees the implementation of the enterprise risk management process and assists in identifying, prioritizing and monitoring risks. Because of the use of commodity-based derivatives by two of the Company’s subsidiaries, there is also a smaller risk committee that focuses on the risks and exposures in the commodity-based derivatives markets.

Compensation Risk Assessment
During the past year, management conducted a risk assessment of its overall compensation program. This risk assessment included consideration of the mix and amount of compensation:

■	In cash and equity;

■	With short-term and long-term performance goals;

■	With individual, business unit and corporate performance objectives; and

■	Dependent on financial and non-financial performance measurement.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 15

The assessment also considered the risk mitigation impact of stock ownership guidelines and retention requirements, the use of multiple types of metrics, the caps set on incentive compensation, the role of the Compensation Committee and its independent consultant as well as the use of the Internal Audit department to assess documentation of performance on the incentive-based metrics. Management determined, and the Committee agreed, that the risks relative to the Company’s compensation policies and practices would not result in a material adverse effect on the Company.

Director Independence
The Board of Directors believes that a majority of the Directors should be independent and determined that the following members were independent: Borer, Fogarty, Glotzbach, Leness, Maritz, Newberry, Stupp and Van Lokeren. Ms. Sitherwood, Chief Executive Officer and President, is the only non-independent member of the Board. In determining the independence of Directors, the Board found that none of the Directors, other than Ms. Sitherwood, has any material relationship with the Company other than as a Director. In making these determinations, the Board considers all facts and circumstances as well as certain prescribed standards of independence, which are included with our Corporate Governance Guidelines in the Corporate Governance portion of our website at www.TheLacledeGroup.com. The Director independence standards adopted by the Board largely reflect the New York Stock Exchange standards, except the standards provide that the Board does not consider material the provision of natural gas service to any Director or immediate family member of the Director or Director-related company pursuant to the tariffed rates of the Company’s utilities.

The independent members of the Board meet in executive session at least quarterly, which sessions are led by Mr. Glotzbach, the current Chairman of the Board. Each quarter, the Chairman solicits from other Board members topics for discussion in those sessions. Topics include, from time to time, the performance of the Chief Executive Officer, executive succession planning, executive compensation matters and the Company’s strategy.

All of the members of the Audit, Compensation and Corporate Governance Committees are independent under our Director independence standards as well as under the standards of the New York Stock Exchange.

Corporate Governance Documents
Our key corporate governance documents include:

■	Corporate Governance Guidelines;

■	Charters of each of the Audit, Compensation and Corporate Governance Committees;

■	Code of Business Conduct;

■	Financial Code of Ethics;

■	Related Party Transaction Policy and Procedures;

■	Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services; and

■	Director Independence Standards.

All of these documents, other than the Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services, are available at www.TheLacledeGroup.com in the Corporate Governance section and a copy of any of these documents will be sent to any shareholder upon request.

Corporate Governance Guidelines
The Board generally conducts itself in accordance with its Corporate Governance Guidelines. The Guidelines, among other matters, provide:

■	the independent Directors may elect a Lead Director if there is no independent Chair;

■

the Corporate Governance Committee will review with the Board, on an annual basis, the requisite skills, characteristics and qualifications to be sought in new Board members as well as the composition of the

16 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

■	Board as a whole, including assessments of members’ qualification as independent and consideration of diversity, age, skills and experience in the context of the needs of the Board;

■	a Director who retires, changes employment or has any other significant change in his or her professional roles and responsibilities must submit a written offer to resign from the Board; the Corporate Governance Committee will then make a recommendation to the Board regarding appropriate action taking into account the circumstances at that point in time;

■	Directors must limit their service to a total of three boards of publicly traded companies (including our Company) and should advise the Chairman of the Board and the Corporate Governance Committee Chair before accepting an invitation to serve on another public company board;

■	Directors are expected to attend the annual shareholder meeting and meetings of the Board and the committees on which they serve, and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities;

■	the Board and its Committees conduct annual assessments of their performance as well as assessments of the performance of each individual Director;

■	Directors have access to executives of the Company;

■	the Board and each committee have the ability to hire independent legal, financial or other advisors as they may deem necessary, at Company expense, without consulting or obtaining the approval of any officer of the Company; and

■	all new Directors participate in the Company’s orientation for new Directors, and Directors are encouraged to attend educational programs.

Related Party Transaction Policy and Procedures
We have adopted a written Related Party Transaction Policy and Procedures, which is used by our Corporate Governance Committee to determine whether to pre-approve transactions involving more than $100,000 with our Directors, executive officers, 5% or greater shareholders, and their immediate family members. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve the transaction and will approve only those transactions that it determines to be in the best interests of the Company. If the Company becomes aware of an existing transaction with a related party that has not been approved under the policy, the matter will be referred to the Committee. The Committee will evaluate all options available including ratification, revision or termination of such transaction. The policy includes certain transactions that are deemed pre-approved because they do not pose a significant risk of a conflict of interest. Such pre-approved transactions include the provision of natural gas service to any of the related parties by our utility subsidiaries in accordance with their respective tariffed rates, transactions entered into pursuant to the competitive bid process, and those transactions at such a level as not to be material to the Company or the related party. There were no related party transactions in fiscal year 2015 requiring Committee action.

Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services
Consistent with SEC requirements regarding accountant independence, the Audit Committee recognizes the importance of maintaining the independence, in fact and appearance, of our independent registered public accountant. To this end, the Audit Committee adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant. Under the policy, the Committee or its designated member must pre-approve services prior to commencement of the specified service. Any pre-approvals by the designated member between meetings will be reported to

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 17

the Audit Committee at its next meeting. The requests for pre-approval are submitted to the Audit Committee or its designated member, as applicable, by both the independent accountant and the Company’s Chief Financial Officer or designee and must include (i) a written description of the services to be provided in detail sufficient to enable the Audit Committee to make an informed decision with regard to each proposed service and (ii) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and Public Company Accounting Oversight Board’s (“PCAOB”) rules on auditor independence. The pre-approval fee levels are established and reviewed by the Audit Committee periodically, primarily through a quarterly report provided to the Audit Committee by management. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee. Generally after review of the pre-approved services incurred each quarter, the Audit Committee resets the pre-approval dollar level. At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

■	A report provided by management summarizing the pre-approved services, or grouping of related services, including fees; and

■	A listing of newly pre-approved services since its last regularly scheduled meeting.

Shareholder Nominee Recommendations and Nominee Qualifications
Shareholders who wish to recommend nominees to the Corporate Governance Committee should make their submission to the Committee by September 30 preceding the annual meeting by submitting it to:

Corporate Governance Committee Chair
c/o The Laclede Group, Inc.
700 Market Street
St. Louis, MO 63101
Attn: Corporate Secretary

Candidates properly recommended by shareholders will be evaluated by the Committee using the same criteria as applied to other candidates. While there is no set of specific criteria or policy on diversity for nominees, the Corporate Governance Committee generally will consider the appropriate skills and characteristics needed in light of the current make-up of the Board, including an assessment of the experience, age, skills and characteristics represented on the Board. Generally, the Committee looks for persons who evidence personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; and expertise that is useful to the Company and complementary to the background and experience of other Board members.

Correspondence with the Board
Those who desire to communicate with the independent Directors should send correspondence addressed to:

Chairman of the Board
c/o The Laclede Group, Inc.
700 Market Street
St. Louis, MO 63101
Attn: Corporate Secretary

All appropriate correspondence is forwarded directly to the Chairman of the Board. The Company does not, however, forward spam, sales, marketing or mass mailing materials; product or service complaints or inquiries; new product or service suggestions; resumes and other forms of job inquiries; or surveys. However, any filtered information is available to any Director upon request.

18 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers to file reports of holdings and transactions in The Laclede Group shares with the SEC and the New York Stock Exchange. Based on our records and information, in fiscal year 2015 our Directors and executive officers met all applicable SEC reporting requirements.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of five Directors who are independent as required by and in compliance with the applicable listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The names of the Committee members as of the date of this proxy statement appear at the end of this report. The Committee operates under a written charter.

The primary function of the Audit Committee is oversight. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies; for establishing internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations; and for assessing the effectiveness of the Company’s internal control over financial reporting.

Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, is responsible for planning and performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and to issue reports expressing an opinion, based on its audit (i) as to the conformity of the audited financial statements with generally accepted accounting principles and (ii) on the effectiveness of the Company’s internal control over financial reporting. The Committee is responsible for the appointment, compensation and oversight of Deloitte.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Company’s 2015 Annual Report on Form 10-K with management and Deloitte, which included a discussion of the critical accounting policies and practices used by the Company. The Committee also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 16, which superseded Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Deloitte has provided the Committee with the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Annual Report on Form 10-K for the year ended September 30, 2015.

Audit Committee
John P. Stupp Jr., Chairperson
Maria V. Fogarty
Edward L. Glotzbach
Brenda D. Newberry
Mary Ann Van Lokeren

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 19

Fees of Independent Registered Public Accountant

The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the fiscal years ended September 30, 2015 and 2014 and fees incurred for other services during those periods by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2015	2014
Audit fees	$1,775,000	$1,847,000
Audit related fees (1)	70,950	368,300
Tax fees (2)	52,600	35,600
All other fees (3)	2,500	2,200
Total	$1,901,050	$2,253,100

(1)	Audit related fees consisted of comfort letters, consents for registration statements, work paper reviews and audit consulting.
(2)	Tax fees consisted primarily of assistance with tax planning, compliance and reporting.
(3)	All other fees consisted of an annual subscription for the accounting technical library.

The Audit Fees decreased due to the absence of acquisition-related SEC filings during 2015 as compared to the 2014 issuance of equity and debt related to the purchase of Alagasco. Tax fees increased due to additional tax consulting in 2015 around the technical requirements of finalizing the tax balance sheet for Alagasco. The aggregate fees for fiscal 2015 were lower than 2014 fees. The Audit Committee pre-approved all of the fees disclosed for fiscal years 2014 and 2015. The Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services is described earlier in this proxy statement.

Directors’ Compensation

The Compensation Committee periodically reviews Director compensation relative to data provided by the Committee’s independent consultant, Frederic W. Cook & Co., Inc., of the Company’s comparator group. The basic retainers and fees payable in fiscal year 2015 are set forth below. No retainers or fees are paid to Directors who are executives or employees of the Company and its subsidiaries.

Board and Committee Fees and Retainers

Annual Board Retainer	$55,000
Chairman of the Board Annual Retainer	75,000
Audit Committee Chair Annual Retainer	15,000
Compensation Committee Chair Annual Retainer	10,000
Corporate Governance Committee Chair Annual Retainer	10,000
Other Committee Chair Annual Retainer	6,000
Board Meeting Fee for Personal Attendance	2,000
Board Meeting Fee for Teleconference Attendance	1,000
Committee Meeting Fee for Personal Attendance	1,000
Committee Meeting Fee for Teleconference Attendance	500

20 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

At its October 2015 meeting, the Board voted, effective February 1, 2016, to increase the annual Board retainer to $85,000 and eliminate meeting fees provided a threshold number of meetings is not exceeded during the period covered by the retainer, which is February 1 to January 31 of each year. Board members will receive an additional per-meeting fee for each Board meeting in excess of seven and an additional per-meeting fee for each Committee meeting in excess of six. For purposes of calculating whether the threshold has been surpassed, meetings held by telephone will count as half-meetings. The applicable per-meeting fee if the threshold has been surpassed shall be the same as set forth on the above table.

The table below discloses the compensation paid or earned by all those who served as Company Directors in fiscal year 2015. Not included in the table is the retirement plan for non-employee Directors in which participation and benefits have been frozen since November 1, 2002. Under that plan, a non-employee Director who had at least five years of service as a Director as of November 1, 2002, qualified for an annual payment after retirement in an amount equal to the Board retainer at November 1, 2002 ($18,000) with such payments being made for the longer of 10 years or life. The only current Director eligible for benefits under the plan is Van Lokeren.

	Fees Earned			Nonqualified Deferred
Name	or Paid in Cash	Stock Awards	(1)	Compensation Earnings	(2)	Total
Borer	$90,000	$103,854		$ 3,309		$197,163
Fogarty	72,000	103,854		993		176,847
Glotzbach	169,000	103,854		46,273		319,127
Leness	90,500	103,854		–		194,354
Maritz	64,000	103,854		34,186		202,040
Newberry	83,500	103,854		3,095		190,449
Stupp Jr.	98,500	103,854		–		202,354
Van Lokeren	90,000	103,854		51,198		245,052

(1)	Amounts calculated are the grant date fair value of awards granted during the fiscal year using the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Compensation-Stock Compensation” (FASB ASC Topic 718), except that these amounts are exclusive of the estimate of forfeitures. See Stock-Based Compensation footnote, of the consolidated financial statements in the Company’s annual report on Form 10-K for the year ended September 30, 2015 for a discussion regarding the manner in which the fair value of these awards are calculated, including assumptions used.
The table below provides more details relative to the restricted stock awards made under the Restricted Stock Plans for Non-Employee Directors and the 2015 Equity Incentive Plan that have not yet vested:

	No. of Shares Awarded	Aggregate No. of Shares Awarded
Name	in Fiscal Year 2015	& Not Vested at 2015 Fiscal Year End
Borer	1,900	–
Fogarty	1,900	–
Glotzbach	1,900	5,275
Leness	1,900	–
Maritz	1,900	–
Newberry	1,900	8,950
Stupp Jr.	1,900	5,275
Van Lokeren	1,900	–

The February 2015 grants of 1,900 restricted shares under the 2015 Equity Incentive Plan had a six-month vesting requirement and vested on August 4, 2015.
(2)	Represents above-market earnings in fiscal year 2015 on deferrals of fees and retainers by participating Directors in the Deferred Income Plans.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 21

Stock awards to Directors were made under the Company’s Restricted Stock Plan for Non-Employee Directors, amended and approved by shareholders in January 2009, until February 1, 2012. Under these awards, participants receive cash dividends on the Company’s common stock and may vote the shares awarded even while the shares are restricted, but the restricted shares may not be sold, pledged or otherwise transferred, except in accordance with the terms of the plan. Directors Leness, Maritz and Van Lokeren are fully vested in their awards under the plan, and Glotzbach and Stupp are half vested in their respective awards under the plan. The table below shows the vesting schedule for the remainder of Glotzbach’s and Stupp’s shares and all of Newberry’s shares.

Name	Half of Plan Shares Vest	All of Plan Shares Vest
Glotzbach	–	Annual Meeting January 2017
Newberry	On 65th birthday in 2018	Annual Meeting January 2019
Stupp Jr.	–	Annual Meeting January 2017

At the January 2012 annual meeting, shareholders approved amending the 2006 Equity Incentive Plan to allow Directors to be eligible participants, and no further grants have been or will be made under the Restricted Stock Plan for Non-Employee Directors. The Directors are eligible to participate under the 2015 Equity Incentive Plan. At its October 2015 meeting, the Board voted to change the annual equity grant awarded to Directors from a fixed-shares grant of 1,900 to a fixed-value grant in the amount of $100,000.

22 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Fiscal Year 2015 – Executive Summary

For the fiscal year ended September 30, 2015, the Company reported an increase in consolidated net income to $136.9 million from $84.6 million for fiscal year 2014. Net economic earnings for fiscal year 2015 were $138.3 million, up from $100.1 million for fiscal year 2014. Net economic earnings exclude from net income the effect of unrealized gains and losses on energy-related derivatives, as well as the impact related to unique acquisition, divestiture and restructuring activities. Those impacts include acquisition-related costs, the results of operations for the month of September for Alabama Gas Corporation (“Alagasco”) in 2014, interest expense on long-term debt issued to finance the acquisition of Alagasco, as well as the dilutive impact in the year of issuance of the approximately 10 million shares issued in 2014 in conjunction with the acquisition. The increase in net economic earnings from 2014 to 2015 was driven by improved Gas Utility performance, reflecting the addition of Alagasco, and income growth from Laclede Gas Company and Missouri Gas Energy (“MGE”).

The Compensation Committee (“Committee”) believes that the actions taken by the Company’s CEO and management team throughout fiscal year 2015 positively impacted the Company’s results and positioned the Company for continued success.

The graph below evidences the Company’s commitment to the pay-for-performance philosophy by comparing the Company’s basic net economic earnings per share to the Annual Incentive Plan (“AIP”) amounts earned by the named executive officers (“NEOs”). Given that Ms. Sitherwood began with the Company on September 1, 2011, Mr. Lindsey on October 1, 2012 and Mr. Dowdy on January 1, 2014, and Mr. Rasche first became the chief financial officer and thus an NEO for fiscal year 2014 on October 1, 2013, the graph excludes their AIP amounts for the performance periods prior to such dates. However, the graph reflects AIP amounts for each NEO’s predecessor, where applicable. Basic net economic earnings per share is the key metric used to determine funding under the Company’s AIP in 2015. The earnings in the graph are based on operations for the respective years reflected in the graph. Further explanation of net economic earnings is provided on page ii of this proxy statement.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 23

Basic Net Economic EPS Compared to NEOs Annual Incentive Award

The Company also emphasizes pay for performance by placing a majority of the executives’ target total direct compensation (“TTDC”) at risk through the annual and equity incentive plans. TTDC includes the base salary at the end of fiscal year 2015, the 2015 target AIP opportunity, and the market value (target shares times grant date stock price) of the 2006 Equity Incentive Plan (“EIP”) awards made during fiscal year 2015. Further, the largest proportion of incentive pay, which is represented by the equity incentive award, focuses on long-term performance. The graph below shows the mix of fixed (base pay) and at-risk pay.

Fiscal 2015 TTDC Components

24 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

The Committee regularly reviews the Company’s compensation practices. The following illustrates the Company’s governance around executive compensation:

■	Executive annual incentive awards are generally capped at 150% of target, and the performance multiplier for the performance shares granted under the EIP is capped at 165% for grants that vested in fiscal year 2015.

■	For grants made in fiscal year 2015, strong competitive results are emphasized through the opportunity for a 200% performance multiplier for the total shareholder return component of the EIP if the Company ranks at the top of its peers. Similarly, there is an opportunity for a 200% performance multiplier for the net economic earnings component of the EIP.

■	A majority of long-term incentive compensation (shares and value) is performance-contingent.

■	Non-vested equity awards are not accelerated after a change in control unless the executive is terminated or the award is not assumed or substituted by the successor company (i.e., double trigger).

■	The Company sponsors an Executive Severance Plan to standardize future severance benefits, limit benefit triggers to termination by the Company without cause or the participant’s termination of his or her employment with the Company for good reason, and shorten the time period (relative to the original Management Continuity Protection Plan) after the occurrence of a change in control when such benefits may be triggered.

■	The Company does not enter into employment agreements or provide for excise tax gross-ups.

■	The supplemental pension plans are traditional plans that cover the compensation not included in the qualified pension plan due solely to tax limitations, and do not otherwise factor in additional compensation or additional years of service.

■	Executives and directors are subject to stock ownership guidelines and retention requirements.

■	Dividends are not paid on performance-contingent awards prior to vesting.

■	The recoupment policy applies to all executive officers for performance-contingent awards made under the AIP and EIP commencing with fiscal year 2013.

■	The Company’s policy generally prohibits hedging or pledging of stock.

Executive Compensation in Fiscal Year 2015

Compensation Overview & Philosophy

The Committee establishes the executive compensation philosophy and assists the Board in the development and oversight of all aspects of executive compensation.

Our pay-for-performance compensation philosophy promotes our corporate strategy and creates shareholder value, while remaining equitable for the Company, its executives and its shareholders. The Committee believes that its compensation practices reflect a responsible pay-for-performance culture. The Committee seeks to deliver a total compensation package that balances short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for its shareholders over the long-term.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 25

The Committee also promotes a competitive compensation program so as to attract, motivate and retain key executives. Each year it reviews the Company’s pay program for its executive officers to evaluate the total compensation in relation to the Company’s peer group. The Company’s compensation philosophy is to target total compensation in the median range of its peer comparator data, with actual pay dependent on Company results and individual performance and experience.

The Committee also considered the results of the advisory “say-on-pay” proposal in January 2014 when making compensation decisions. A vast majority (95%) of the shares voted approved the compensation program described in the Company’s proxy statement. The considered judgment of the Committee, which included taking into account the support from the shareholder vote, was that no significant changes to the executive compensation program were warranted.

Roles in Executive Compensation

The Committee implements and administers the Company’s compensation philosophy and has engaged Frederic W. Cook & Co., Inc. (“Cook”), an independent consultant. Cook provides executive compensation consulting services only to the Committee and its work has not raised any conflict of interest.

While the Committee receives advice on executive compensation from Cook, the Committee and the Board retain all decision-making authority to ensure that the decisions reflect the Company’s pay-for-performance philosophy.

The table below outlines the roles and responsibilities of the various parties in determining and deciding executive compensation.

Party	Roles and Responsibilities
Compensation Committee	■	Reviews and approves a compensation philosophy/policy with respect to executive officer compensation
	■	Reviews and approves on an annual basis the evaluation process and compensation structure for the Company’s officers
	■	Reviews and recommends to the Board on an annual basis the corporate goals and objectives for the CEO’s performance and assists the Board in evaluating the CEO’s performance in light of those goals and objectives and then sets the CEO’s current compensation, including salary, as well as short-term and long-term compensation
	■	Reviews and approves on an annual basis the corporate goals and objectives for the executive officers’ performance and evaluates the performance of the Company’s executive officers and approves the annual compensation, including salary as well as short-term and long-term compensation, for such executive officers
	■	Administers and makes recommendations to the Board regarding cash and equity-based incentive plans
	■	Reviews compensation risk assessment of the Company’s compensation policies and practices
	■	Oversees the development of executive succession plans and assists the Board in developing and evaluating potential candidates for executive positions
Cook (independent consultant)	■	Advises the Committee on performance metrics and linkage between pay and performance
	■	Keeps the Committee informed of current industry and market trends
	■	Makes recommendations to the Committee on companies to consider as a comparator group
	■	Presents findings relative to the competitiveness of the Company’s executive compensation
	■	Develops a risk assessment of the Company’s executive compensation
Independent Members of Board	■	Approves compensation of the CEO

26 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

Party	Roles and Responsibilities
CEO	■	Evaluates the performance of all Company executive officers
	■	Recommends base salary adjustments for those officers
	■	Recommends promotions, as appropriate
	■	Recommends awards under the AIP based on each executive officer’s performance
	■	Recommends equity grants under the EIP to those officers, based on each officer’s strategic role in executing the corporate strategy to build long-term shareholder value
Other Members of Management	■	Human Resources – provides analyses, compensation data and information to the Compensation Committee and Cook to facilitate the Committee’s review of compensation
	■	CFO – provides reports on financial performance relative to the metrics included in the incentive programs as well as the financial impact of compensation decisions
	■	Internal Audit – provides the results of its audit of performance relative to the metrics

Our Named Executive Officers

The Company’s NEOs for fiscal year 2015 consisted of the following individuals:

Suzanne Sitherwood	President and Chief Executive Officer
Steven P. Rasche	Executive Vice President, Chief Financial Officer
Steven L. Lindsey	Executive Vice President, Chief Operating Officer of Distribution Operations
Mark C. Darrell	Senior Vice President, General Counsel and Chief Compliance Officer
L. Craig Dowdy	Senior Vice President, External Affairs, Corporate Communications and Marketing

Comparator Group

Each year the Committee evaluates a number of factors when determining executive compensation levels to help ensure that pay opportunities being delivered to our executive officers are competitive with labor markets in which the Company competes for talent, including market data from surveys and other publicly available sources. While the Committee reviews the data to see how the Company’s executive compensation levels compare to the median range of the Company’s comparator group, decisions are not guided solely by such data as the Committee’s focus is to make compensation decisions uniquely appropriate for the Company and the individual executive officer. If any meaningful deviations from the market data are identified, the Committee reviews further to ensure that there is a rationale to support its decisions or considers appropriate steps to address such deviations.

To assist the Committee in its annual market review of executive officer compensation, Cook prepares an analysis of the market competitiveness of compensation for each executive officer. Cook’s analysis includes a combination of survey and peer company pay information to establish competitive market rates for base salary and annual and long-term incentives for the executive officer positions to ensure our competitive market data is as robust, reliable and objective as possible on an ongoing basis. In making compensation decisions, the Committee uses:

■	Peer company data, which provides information regarding the pay levels and compensation programs at the companies competing in our industry, with whom we compete for executive talent; and

■	Third-party survey data from multiple databases, including an energy/utility industry database, which provides an additional market reference for consideration.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 27

Of the sources listed above, the Committee places more emphasis on our direct comparator group and broader energy/utility industry sources.

The data sources are proprietary third-party surveys, and the specific identity of respondents for any given position is not provided to the Company. Because of the large variance in size among participating companies within the third-party surveys, Cook conducts analyses, including regression, to adjust the compensation data for differences in revenue size. These adjustments are necessary to allow for appropriate size comparisons between our Company and the participating companies in the third-party surveys. The adjusted data was used as the basis for comparison between the Company and the companies participating in the third-party surveys.

For each executive, the Committee considers a target total compensation to see if there is sufficient compensation to retain and motivate the executive. If adjustments are needed to create greater alignment with the Company’s compensation philosophy stated earlier in this CD&A, or to reflect unique circumstances at the Company, the Committee evaluates each component of TTDC (base salary, short-term incentive and long-term incentive targets) to determine where such adjustments may be required. In addition, the Committee considers other subjective factors in its compensation decisions, such as individual performance, experience, future potential and expertise.

Annually, Cook reviews the peer group members and recommends a group composition to assure industry-appropriateness, business size and changes necessitated due to acquisitions and divestitures. The table below shows our peers for fiscal year 2015. The Committee added NiSource Inc. for fiscal year 2016 to bring the number of peer companies to 14 for the relative total shareholder return (“TSR”) component of the performance factors for the 2016 grant of performance-contingent restricted stock units. NiSource is an energy holding company with a $6.1 billion market capitalization. The addition of NiSource will not impact performance grants made in and prior to fiscal year 2015. Last year, the Committee added ONE Gas, Inc. to the list of peer companies for TSR. The addition of ONE Gas does not impact performance grants made in or prior to fiscal year 2014.

2015 Industry Peer Group
AGL Resources Inc.	ONE Gas, Inc.
Atmos Energy Corporation	Piedmont Natural Gas Company, Inc.
Avista Corporation	South Jersey Industries, Inc.
Black Hills Corporation	Southwest Gas Corporation
Chesapeake Utilities Corporation	Vectren Corporation
New Jersey Resources Corporation	WGL Holdings, Inc.
Northwest Natural Gas Company

28 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

Components of Executive Compensation

The table below provides the components and purposes of the Company’s executive compensation.

Base Salary	■	Fixed portion of annual compensation
	■	Designed to attract and retain key executive talent and to reward leadership effectiveness
■
Based on factors deemed relevant by the Company including:
-job responsibilities and performance in his or her position
-level of experience and expertise in a given area
-role in developing and executing corporate strategy
-current leadership and future potential
-comparison of salaries for similarly situated positions

Annual Incentive Compensation	■	Designed to motivate and reward short-term, annual results tied to corporate, business unit and individual performance objectives
	■	Annual incentive targets are a percentage of base salary
	■	Corporate earnings metric at threshold level of performance or higher is required for any payout
	■	Vary weightings of corporate, business unit and individual performance metrics, depending on the individual’s role and position within the Company
	■	Actual payouts of awards may range between 0%-150% of target for our executive officers, based on actual results against metrics
Long-Term Incentive Awards	■	Long-term incentive awards consist of 25% restricted stock that vest based on time and 75% restricted stock units that deliver an award based on performance
	■	The time-based restricted stock grants have a three-year cliff vesting period, encourage retention and further tie executive compensation to stock appreciation during that vesting period
■
The performance-contingent restricted stock units vest based on performance over a three-year period relative to corporate metrics that reinforce our corporate initiatives: TSR performance relative to the peer group, corporate earnings and strategic growth (strategic growth is not a metric for grants made in fiscal year 2015)

Employee Health, Welfare and Retirement Plans	■	Executives generally participate in the same plans as other eligible employees
■
Supplemental retirement plan provides non-qualified retirement benefits to highly compensated employees who are adversely affected by limits imposed on total benefits under the retirement plan. The retirement plans are described in more detail later in this proxy

Severance and Other Termination Benefits	■	Executive Severance Plan and other plans and agreements provide payments in the event of termination, resignation or retirement following a change in control and provide security to executives so that they may focus on their work for the Company and its shareholders during a transaction or potential transaction; some agreements provide for payments without a change in control

After considering the aspects of each of the components, reviewing the market and peer data and other analyses from Cook, and considering the role, experience and expertise of each executive officer, the Committee determines the appropriate balance among the components of executive compensation in the total compensation package. Generally, it determines whether to make certain market adjustments to base salaries, sets target opportunities under the AIP and equity grant levels under the EIP that, when combined, produce TTDC that is consistent with the stated compensation philosophy. The Committee does not solely rely on the use of formulaic targeted allocations between cash and equity-based compensation or annual and long-term incentive compensation. Instead, it evaluates a number of relevant and important factors that allow the Company to recruit, retain and motivate the executive talent.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 29

Fiscal Year 2015 Executive Compensation

Base Salary
In November 2014, the Committee approved merit increases for fiscal year 2015 in the salaries for the NEOs. The salary for Ms. Sitherwood was increased to $750,000 from $650,000, a 15.4% increase. This increase reflected a merit increase as well as a market adjustment to align her more with the CEOs in the comparator group. The average increase for Messrs. Rasche, Dowdy, Lindsey and Darrell was 7.0%, which reflected merit as well as market adjustments. The Committee determined that these salary adjustments properly reflected their contribution to the successful business growth while continuing to focus within their functional areas.

Annual Incentive Plan
At the beginning of each fiscal year, the Board reviews and sets key performance metrics for the AIP based on the corporate business and strategic plan for the upcoming year. Actual awards to executives are then based on the fiscal year results of the Company and the business unit, if any, for which the executive performs services, as well as the executive’s individual performance. Individual objectives for each NEO are set at the beginning of the fiscal year and relate to that executive’s functional area of responsibility and are aligned with the corporate strategy.

The following table sets forth the 2015 AIP target as a percentage of base salary and the weightings of the various metrics for the NEOs:

	Target % of
	Base Salary	Corporate	Business Unit	Individual
Suzanne Sitherwood	90%	85%	–%	15%
Steven P. Rasche	60	75	–	25
Steven L. Lindsey	60	40	35	25
Mark C. Darrell	50	75	–	25
L. Craig Dowdy	50	40	35	25

The corporate metric is basic net economic earnings per share for fiscal year 2015. Net economic earnings exclude from net income the after-tax impacts of fair value accounting and timing adjustments associated with energy-related transactions. These adjustments, which primarily impact the Gas Marketing segment, include net unrealized gains and losses on energy-related derivatives resulting from the current changes in the fair value of financial and physical transactions prior to their completion and settlement, lower of cost or market inventory adjustments, and realized gains and losses on economic hedges prior to the sale of the physical commodity. In calculating net economic earnings, management also excludes from net income the after-tax costs related to acquisition, divestiture and restructuring activities, if any, when evaluating ongoing performance.

Management believes that excluding these items provides a useful representation of the economic impact of actual settled transactions and overall results of ongoing operations. These internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures. More information regarding net economic earnings can be found in the Company’s annual report on Form 10-K in the Earnings section of our Management’s Discussion and Analysis of Financial Condition and Results of Operations. The table below shows the level of performance for the corporate metric.

					Resulting
					Corporate Metric
	Threshold	Target	High	Actual	Payout
Corporate Metric	Performance	Performance	Performance	Performance	Percentage
Net Economic Earnings	$2.90	$3.20	$3.45	$3.20	100%

30 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

The business unit metric relates to the portion of the business over which an executive has the most control and influence. Mr. Lindsey, as President and Chief Executive Officer of Laclede Gas Company, and Chief Executive Officer of Alagasco, and Mr. Dowdy, with the responsibility for regulatory matters at Laclede Gas Company and

Alagasco, were assigned the Gas Utility business unit metric of operating income. Business unit operating income for annual incentive purposes removes the impacts related to acquisition, divestiture, and restructuring activities and other nonrecurring items.

					Resulting
					Business Unit
Business	Threshold	Target	High	Actual	Metric Payout
Unit Metric	Performance	Performance	Performance	Performance	Percentage
Utility Operating Income	$253.0 Million	$276.6 Million	$298.0 Million	$275.0 Million	95.0%

Individual performance measures are generally subjective and relate to the manner in which the executive accomplishes his or her work during the year. This allows for assessment of the executive’s leadership role in furthering the values and culture of the Company as well as its long-term success.

Performance status is reviewed periodically during the year and the Committee reviews the final evaluation shortly after the end of the fiscal year but awaits the audit results before approving the final payouts. Some discretionary adjustments may be applied where appropriate, and there are instances where objectives may be modified during the year, when warranted.

After evaluating the performance of the Company and the NEOs in fiscal year 2015, the Committee approved annual incentive awards. The awards for the NEOs reflected that the fiscal year was another transformative year for the Company. Performance remains high across our leadership team, as evidenced by their leadership in the Company’s continued execution of its growth strategy and with many integration projects in full swing after successful acquisitions the two previous years.

Ms. Sitherwood’s award reflected her leadership and focus on the Company’s continued execution of the growth strategy, specifically delivering record net economic earnings per share of $3.20, 10.8% growth over fiscal year 2014 (adjusted for 2014 LER weather benefit), the successful integration of MGE and Alagasco into our shared services operating model, and the continued

success of Spire Natural Gas Fueling Solutions with the opening of our second Compressed Natural Gas fueling station in Greer, South Carolina.

Mr. Rasche’s award reflected his leadership in the further development of our financial and investor relations functions, the continued development of the discipline surrounding the Company’s strategic planning process, several successful facilities relocations in Missouri and Alabama, and the successful integration of the customer information, work and asset management systems at MGE. He also served as Chairman of the Finance Committee for the American Gas Association (“AGA”).

Mr. Lindsey’s award reflected his leadership in continuing to drive significant improvement in the safety performance and operational metrics of the utilities, a substantial increase in capital expenditures dedicated to infrastructure upgrades, positive customer growth at all utilities, Alagasco receiving the J.D. Power award for business customer satisfaction, relocation of multiple gas control, dispatch and call center functions and the continued integration of distribution operations shared services and field operations. He also served as Chairman of the Operations Managing Committee for the AGA.

Mr. Darrell’s award reflected his role in successfully leading various legal matters, including the implementation of a matter management system, continued success in the integration of our legal, compliance and other areas as he also took on full responsibility for our corporate secretary,

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 31

internal audit and corporate security functions enterprise wide. He also served as Chairman of the Legal Committee for the AGA.

Mr. Dowdy’s award reflected his leadership in overseeing the successful integration of the Laclede and Alagasco rate and regulatory staffs, constructive resolution of several regulatory matters, the successful filing of a Rate Stabilization and Equalization in Alabama, and continued success of an enterprise wide project to redefine the Company’s communications with its customers, communities and other stakeholders in a harmonized manner.

As a result of the performance on the various metrics, the NEOs earned the following amounts under the AIP.

				Total Annual	Total Annual
				Incentive Plan	Incentive Plan
				Payout	Payout as % of
	Corporate	Business Unit	Individual	($)	Target
Suzanne Sitherwood	$559,038	$–	$143,048	$702,086	104%
Steven P. Rasche	150,923	–	69,425	220,348	108
Steven L. Lindsey	82,477	68,559	71,136	222,172	106
Mark C. Darrell	125,481	–	52,284	177,765	105
L. Craig Dowdy	55,000	45,719	42,968	143,687	104

In addition to the AIP amounts, the Committee approved special discretionary cash payments to the NEOs to recognize contributions and accomplishments of the NEOs that increased shareholder value and strengthened the Company’s strategic direction. These cash payments are reflected on the Summary Compensation Table on page 39 in the column labeled “Bonus.”

Equity Incentive Plan Awards
Generally, the Committee approves equity grants with approximately 75% of the value of long-term incentives being awarded as performance-contingent restricted stock unit awards (“PCRUs”) and approximately 25% of the value being awarded in time-based restricted shares.

Fiscal Year 2015 Grants for the Period
10/1/14 – 9/30/17
On December 1, 2014, the Committee granted time-based restricted shares (“2015 TBRSs”) and performance-contingent restricted stock units (“2015 PCRUs”) to 25 officers, including all of the NEOs. Both the 2015 TBRSs and the 2015 PCRUs are included in the Grants of Plan-Based Awards table in this proxy statement.

The 2015 TBRSs fully vest on the third anniversary of the grant date if the recipient continues employment with the Company through that date.

The 2015 PCRUs consist of restricted stock units that become eligible to vest after the performance period is complete and the Company’s average earnings per share over the performance period exceed the annualized declared dividend per share for the common stock as of the award date (“Dividend Related Earnings”). If there are no Dividend Related Earnings, the units and related dividend equivalents shall be forfeited. If the Company meets the Dividend Related Earnings metric, the actual number of units that vest may be reduced by the Committee based on other factors.

The other factors that the Committee plans to evaluate for the 2015 PCRUs are cumulative basic net economic earnings over fiscal years 2015-2017 and a TSR metric that compares the Company’s TSR performance to its peer group, with these metrics each weighted at 50%. Performance under the average earnings per share growth metric is measured by calculating the three-year average. In the first year of the performance period, net economic earnings per share were $3.20 on a non-diluted basis. Earnings per share for fiscal years 2016 and 2017 will be added to the 2015 earnings per share amounts for calculating the three-year average earnings per share to determine if performance at any level has been achieved.

32 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

These metrics include threshold, target and high performance levels that will be evaluated by the Committee. The threshold level produces a 50% factor of the target level with respect to the net economic earnings metric, and a 25% factor of the target level with respect to the TSR metric. The high performance level is 200% of the target level for each metric. Dividend equivalents on PCRUs will accrue throughout the performance period and will only be paid to the participants in proportion to the number of shares actually earned at vesting. No interest is paid on the accrued dividends.

The performance targets are considered to be confidential and competitive information, particularly to the extent the performance targets relate to projected Company financial data and strategy, neither of which the Company publicly discloses. The Committee believes that targeted levels of performance for the EIP grants are challenging and will not be achieved all of the time. The Committee also believes, at the time the performance goals were set, that high performance is set at levels that would require exceptional performance that is very difficult to achieve. Fiscal years 2010-2012, 2011-2013, 2012-2014, and 2013-2015 are periods with relatively comparable EIP metrics to the fiscal years 2015-2017 performance objectives. The 2010-2012 grants vested at 72% of the target number of shares, the 2011-2013 grants vested at 123% of the target number of shares, the 2012-2014 grants vested at 113% of the target number of shares, and the 2013-2015 grants vested at 121% of the target number of shares.

With regard to the Committee’s certification of performance, the Committee, which is comprised solely of independent Directors, reviews and discusses the calculations of the metrics to verify compliance with the terms of the award agreement, determines the level of performance achieved and the number of shares earned. The Committee then approves a resolution that reflects the Committee’s determinations. The PCRUs will vest upon the Committee’s certification as to performance.

Additionally, as reported last year, the Committee approved special time-based restricted stock grants to recognize the successful acquisition and integration of Alagasco with a grant date of December 1, 2014 and a three-year vesting period: Ms. Sitherwood – 2,963 shares, Mr. Rasche – 1,823 shares, Mr. Lindsey – 1,302 shares, Mr. Darrell – 1,069 shares, and Mr. Dowdy – 164 shares.

Prior Grants that Vested in Fiscal Year 2015
In November 2012, the Committee granted time-based restricted shares and PCRUs to 16 current officers, including all NEOs, except for Mr. Dowdy who was not employed with the Company at that time. The time-based restricted shares vested on December 3, 2015.

The PCRUs were granted for the performance period of fiscal years 2013-2015. The vesting of those awards was contingent upon the attainment of three-year earnings per share growth, business portfolio development over the three-year performance period, and attainment of three-year TSR to the peer group in place at the time of grant. TSR for the Company and peer group was calculated as follows:

Total Share Value at the End of the Performance Period	MINUS	Average Share Price Immediately Prior to the Grant
Average Share Price Immediately Prior to the Grant

Total Share Value at the end of the Performance Period is calculated as the average share price for the last quarter of the performance period (7/1/15-9/30/15) plus the value of reinvested dividends. Average Share Price Immediately Prior to the Grant is calculated using the average share price for the last quarter immediately prior to the grant (7/1/12-9/30/12).

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 33

In reviewing the Company’s performance over the period and in accordance with the terms of the EIP, the Committee determined the Company’s performance level at the end of the period by averaging the earnings per share for each of fiscal years 2013, 2014 and 2015. The metrics and actual performance for these PCRUs were as follows:

		Threshold	Target	High	Actual
	Weighting	Performance	Performance	Performance	Performance
Total Shareholder Return	25%	>= 25th %tile	>= 50th %tile	>= 75th %tile	58%
Three Year Average EPS	50%	$2.70	$3.00	$3.30	$3.05
Portfolio Development	25%	Investment of	Investment of	Investment of	$2.564 billion
		$50 million or	$100 million or	$200 million
		annual earnings	annual earnings
		added of	added of
		$.10/share	$.20/share

On November 19, 2015, the Committee certified these performance outcomes, resulting in a total of 35,241 PCRUs vesting (representing 121% of target) for the NEOs. A total of 9,625 time-based restricted shares also vested for the NEOs over the last year. The table below shows the number of PCRUs and time-based shares that vested for each NEO, other than new hire grants.

	PCRUs	Time-Based
Sitherwood	17,696	4,875
Rasche	2,420	750
Lindsey	9,075	2,500
Darrell	6,050	1,500
Dowdy	–	–

When Mr. Lindsey joined the Company on October 1, 2012, he was awarded 3,899 time-based restricted stock units. The time-based restricted stock units vested over three years (50%/25%/25%). The second tranche vested on October 1, 2014, and is listed in the Options Exercised and Stock Vested Table later in this proxy statement. The third tranche vested on October 1, 2015.

When Mr. Dowdy joined the Company on January 1, 2014, he was awarded 1,500 time-based restricted stock units and 5,000 PCRUs. The time-based restricted stock units vest over three years (50%/25%/25%). The first tranche vested on January 1, 2015. The PCRUs will vest on January 1, 2017 based on performance during the 2014-2016 performance period.

Termination and Change in Control

The Company believes it is important to provide officers the payment of benefits in the event of a termination, resignation or retirement after a change in control, particularly since it does not enter into employment agreements. In addition to the payments described below, the AIP and EIP benefits payable to the NEOs upon termination with or without a change in control are described in the Executive Compensation Tables.

Executive Severance Plan
Ms. Sitherwood participates in the Company’s Executive Severance Plan. The Executive Severance Plan provides for a severance benefit if a participant’s employment is terminated by the

Company without cause or by the participant for good reason. No payment will be made on account of a participant’s death or disability.

The severance benefit is a lump sum payment equal to the participant’s applicable percentage, which is decided by the tier of participation that is assigned to the participant, multiplied by the participant’s base salary, plus a pro-rata bonus that would have been earned by the participant for the year of termination based on the achievement of actual performance targets. If there is a termination following a change in control, the applicable percentage will be adjusted under the plan. The Company will also pay for

34 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

continued medical, dental, and vision benefits for a period of up to 18 months from the date of the qualifying termination.

The plan defines a change in control as (i) one or more persons acquiring 20% or more of the Company’s outstanding shares; (ii) replacement of a majority of the Board by individuals whose nominations were not approved by a majority of the Board; or (iii) consummation of a reorganization, merger or consolidation that results in the Company’s shareholders no longer owning more than 50% of the voting power of the surviving entity’s outstanding securities.

A participant must sign The Laclede Group Confidentiality, Non-Disparagement, Non-Competition and Non-Solicitation Agreement and must execute a release in order to receive a payment under the plan.

Individual Severance Agreements
The hiring compensation packages for Messrs. Lindsey and Dowdy each included an individual severance agreement, thus they will not be covered by any other severance arrangement until their individual severance agreements expire. Mr. Lindsey’s severance agreement expired on October 1, 2015, and he will participate in the Executive Severance Plan for fiscal year 2016. Mr. Dowdy’s severance agreement expires January 1, 2017. These individual severance agreements provide for:

Qualifying Termination Without Change in Control
Each would be entitled to a lump sum payment equal to one times his annual base salary, plus the target amount under the AIP for the fiscal year in which the qualifying termination occurs, as well as continued medical, dental and vision benefits for a period of up to 18 months from the date of the qualifying termination based on the same coverage level as of the date of termination.

Qualifying Termination with Change in Control
Each would be entitled to a lump sum payment equal to two times his average annual compensation for the five-year period immediately preceding such qualifying termination, plus the target amount under the AIP for the fiscal year in which the qualifying termination occurs, as well as continued medical, dental and vision benefits for a period of up to 18 months from the date of the qualifying termination.

Management Continuity Protection Plan
The Management Continuity Protection Plan (“MCPP”) was adopted in 1991 and restated in 2011 to be compliant with section 409A of the Internal Revenue Code (“Code”). Effective January 1, 2015, no new participants will enter the MCPP.

Of the NEOs, Messrs. Darrell and Rasche were covered by the MCPP at fiscal year-end. The MCPP provides for the payment of benefits to officers in certain termination events after a change in control, which is defined as when a person acquires more than 50% of the voting power of securities of the Company or if a person acquires between 30% and 50% of the voting power and the Board determines that a de facto change in control has occurred.

The MCPP provides for a lump-sum payment in an amount equal to the average annual compensation paid to a participant for the five-year period immediately preceding cessation of employment, multiplied by 2.99 for an Executive Vice President, or 2.00 for the other officers.

The MCPP does not provide benefit payments to those participants who have reached normal retirement age of 65 and provides no benefits if the officer is terminated for cause. The MCPP limits the amount of the benefit payable to an amount equal to the participant’s average monthly compensation for the five-year period immediately preceding the cessation of employment multiplied by the number of months until the date the participant would reach normal retirement age of 65.

If, after a change in control, a participant in the MCPP is terminated other than for cause, resigns or retires within 54 months in the case of any Executive Vice President, or within 42 months in the case of all other officers, then the participant is entitled to the lump sum amount described above, provided, however, that the amount is

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 35

reduced for each month the participant remains employed by the Company starting with the seventh month after the change in control. The amount of the reduction is 1/48 per month for an Executive Vice President and 1/36 per month for all other officers.

Other Company Provided Benefits

The Company believes retirement, health and welfare benefits serve an important role in the total compensation and benefits package offered to employees to assist in attracting and retaining key talent. The Company, through its subsidiaries, Laclede Gas Company and Alagasco, provides both Company-paid and voluntary health and welfare programs. The programs are reviewed periodically pursuant to the Company’s intent to be competitive within the industry in terms of total compensation.

Retirement Plans
The Company offers its employees defined contribution 401(k) plans that provide Company matches for all employees, including the NEOs. All of the NEOs participated in the Laclede Gas Company Salary Deferral Savings Plan in 2015.

The NEOs participate in a qualified defined benefit retirement plan sponsored by Laclede Gas Company for its employees. Benefit payments under this plan are based upon a participant’s “average final compensation” and years of service. Effective January 1, 2009, the Company froze the years of service component of the formula and introduced a new defined benefit retirement formula derived from cash balance pay credits based on a participant’s age. Laclede Gas Company also provides NEOs with nonqualified supplemental retirement plan benefits. More details relative to these plans are included in the Pension Benefits and Nonqualified Deferred Compensation sections later in this proxy statement.

Life Insurance
The Company provides a life insurance benefit for the NEOs in an amount equal to: (i) 200% of their base salary up to a maximum benefit of $500,000 while they are employed by the Company and prior to age 65, (ii) 130% of their base salary while they are employed on and after age 65 but before age 70, (iii) 100% of their base salary after retirement but before age 70, and (iv) 50% of their base salary after age 70. The costs for this coverage are included in the All Other Compensation column of the Summary Compensation Table.

Deferred Income Plans
Since 1986, the Company has offered its directors, officers and certain key employees the opportunity to defer income under deferred income plans. More details on the plans are provided in the Nonqualified Deferred Compensation section later in this proxy statement.

Perquisites
As a matter of business philosophy, the Company provides limited perquisites or personal benefits to executive officers (including the CEO). These limited perquisites include spousal travel to industry associations that encourage spousal attendance, executive financial and tax planning, and a club membership for the CEO that is used for business purposes. When an executive must relocate, perquisites may also include the payment of relocation expenses as well as the associated tax obligations.

Tax Implications of the Committee’s Compensation Decisions

The Committee considers Section 162(m) of the Code in the design of incentive plans to preserve the corporate tax deductibility of compensation. In some circumstances, however, the Committee recognizes that factors other than tax deductibility should be considered in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Annually, the Committee reviews all compensation programs and payments, including the tax impact on the Company.

36 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

Accounting Information

The Company accounts for equity incentive grants under FASB ASC Topic 718. The fair value of restricted stock awards is estimated using the closing price of the Company’s common stock on the grant date or, for those with the total shareholder return modifier, as valued by a Monte Carlo simulation model that assesses probabilities of various outcomes of market conditions. Each year an independent third party runs the Monte Carlo simulation, which is subject to the audit procedures of the Company’s independent registered public accounting firm. During fiscal year 2015, the Company did not make any modifications to equity grants that resulted in a re-measurement of expense under the accounting rules.

Compensation Committee Report

Actions Taken

The Committee’s review of our executive pay practices has resulted in a number of changes to the compensation program to improve the pay-for-performance integrity, align the interests of officers and shareholders and strengthen our governance commitment. We:

1.	Modified the industry peer group to include NiSource Inc. for fiscal year 2016 to be used for determining the relative TSR component of PCRUs and provide information regarding pay levels and programs at companies competing in our industry.

2.	Utilized an additional third-party custom data source consisting of a group of energy/utility companies to provide more refined market references to assist the Committee in making its compensation decisions. The selection criteria were consistent with the methodology used to develop the proxy peer group, creating greater consistency and alignment in scale, industry and operational scope.

3.	Changed the non-employee director pay program elements to align with our peer group and the broader market by eliminating meeting fees; increasing the annual Board retainer to $85,000; and changing the annual equity grant from fixed shares to fixed value, which aligns with our approach in awarding equity to management.

4.	Approved executive financial and tax planning reimbursement for the CEO and her direct reports.

In Summary

The Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis section included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board (and the Board has approved) that this CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Compensation Committee
Edward L. Glotzbach, Chairman
Mark A. Borer
Anthony V. Leness
Mary Ann Van Lokeren
John P. Stupp Jr.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 37

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table that follows presents information about compensation for the Company’s NEOs for the last three completed fiscal years.

Salary – Salary includes amounts earned in the most recent fiscal year. In fiscal year 2015, the Committee approved adjustments to salaries of officers at its November meeting after the appointment of officers. The amounts in this column also include any amounts of salary that the NEO may have deferred under the Laclede Gas Company Salary Deferral Savings Plan and Deferred Income Plans. Salary deferred under the Deferred Income Plans also appears in the Executive Contributions in Last FY column of the Nonqualified Deferred Compensation table later in this proxy statement.

Bonus – The amounts in this column represent sign-on or discretionary bonuses. Amounts under the Company’s AIP are reported in the Non-Equity Incentive Plan Compensation column.

Stock Awards – The amounts in this column represent the aggregate grant date fair value calculated using the provisions of FASB ASC Topic 718 exclusive of the estimate of forfeitures. For those shares subject to performance-based conditions, the value reflects the probable outcome as of the grant date.

Non-Equity Incentive Plan Compensation – This column includes incentive payments earned by the NEOs under the AIP. Further details relative to the Plan are in the Compensation Discussion and Analysis.

Change in Pension Value and Nonqualified Deferred Compensation Earnings – This column includes the aggregate change in the actuarial present value of the NEOs’ accumulated benefit under the Employees’ Retirement Plan of Laclede Gas Company and the Supplemental Retirement Plans, as well as the above-market or preferential earnings in fiscal year 2015 on deferrals in the Deferred Income Plans.

38 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

Summary Compensation Table

								Change in
								Pension Value
								and
							Non-Equity	Nonqualified
							Incentive	Deferred
					Stock		Plan	Compensation		All Other
Name	Year	Salary	Bonus	(1)	Awards	(2)	Compensation	Earnings	(3)	Compensation	(4)	Total
Sitherwood	2015	$738,269	$297,914		$1,158,348		$702,086	$158,531		$84,268		$3,139,416
President &	2014	641,250	–		1,099,521		751,005	128,877		13,253		2,633,906
CEO	2013	573,366	–		1,003,631		438,234	95,380		14,857		2,125,468
Rasche	2015	$336,585	$100,000		$408,614		$220,348	$60,819		$26,220		$1,152,586
Executive	2014	310,616	–		337,646		240,895	52,465		25,733		967,355
Vice President,	2013	–	–		–		–	–		–		–
Chief Financial
Officer
Lindsey	2015	$346,523	$100,000		$445,499		$222,172	$44,235		$38,702		$1,197,131
Executive	2014	315,670	–		449,258		216,889	47,346		16,350		1,045,513
Vice President,	2013	301,154	110,000		889,536		176,715	49,289		201,742		1,728,436
Chief Operating
Officer of
Distribution
Operations
Darrell	2015	$337,216	$80,000		$342,768		$177,765	$90,252		$43,810		$1,071,811
Senior Vice	2014	310,816	–		353,000		201,662	128,154		47,772		1,041,394
President,	2013	295,916	–		336,469		161,004	109,220		32,018		934,627
General
Counsel and
Chief
Compliance
Officer
Dowdy	2015	$276,058	$60,000		$245,537		$143,687	$80,759		$159,716		$965,757
Senior Vice	2014	206,250	150,000		524,426		95,057	–		81,802		1,057,535
President,	2013	–	–		–		–	–		–		–
External Affairs,
Corporate
Communications
and Marketing

(1)	The Committee approved special discretionary cash payments to the NEOs to recognize contributions and accomplishments of the NEOs that increased shareholder value and strengthened the Company’s strategic direction.
(2)	See the Stock-Based Compensation footnote of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for discussions regarding the manner in which the fair value of these awards are calculated, including assumptions used. Further information regarding the 2015 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” tables elsewhere in this proxy statement. The maximum financial impact for the 2015 stock awards for the NEOs is as follows:

Sitherwood	$1,847,912
Rasche	624,936
Lindsey	705,086
Darrell	540,178
Dowdy	407,787

The amounts for stock awards are presented excluding any actual or estimated forfeitures.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 39

(3)	The amounts shown below in the Above-Market Interest column are also included in the amounts in the Aggregate Earnings in Last FY column of the Nonqualified Deferred Compensation table for the deferred income plans.

	Increase in Pension Value	Above-Market Interest	Total
Sitherwood	$150,178	$8,353	$158,531
Rasche	57,334	3,485	60,819
Lindsey	43,816	419	44,235
Darrell	85,391	4,861	90,252
Dowdy	80,759	–	80,759

(4)  The table below provides details on the amounts included in this column:

	401(k) Match	Perquisites	Dividend Equivalents	Other	Total
Sitherwood	$11,356	$1,314	$71,598	$–	$84,268
Rasche	13,335	1,314	11,571	–	26,220
Lindsey	13,100	2,742	22,860	–	38,702
Darrell	13,568	1,314	28,928	–	43,810
Dowdy	13,214	146,502	–	–	159,716

Perquisites include life insurance premiums and spousal travel. In fiscal year 2014, Mr. Dowdy’s perquisites amount included $45,913 in reimbursement of costs associated with pursuing the relocation of his family to St. Louis, and $27,138 for taxes on those relocation costs. He did not complete the relocation of his family in fiscal year 2014. During fiscal year 2015, Mr. Dowdy’s relocation plans changed as a result of personal considerations, and he ceased his efforts to relocate his family. As an accommodation, the Company elected to pay on behalf of Mr. Dowdy certain expenses incurred during fiscal year 2015 related to these relocation efforts. Consequently, Mr. Dowdy’s perquisites amount for fiscal year 2015 includes $75,571 for lodging and transportation expenses, and $69,618 for taxes on these expenses. These expenses and taxes paid on these expenses are fully taxable as earnings to Mr. Dowdy. We do not anticipate that the Company will continue this accommodation in fiscal year 2016.

Grants of Plan-Based Awards

The plans under which grants in the table below were made are generally described in the Compensation Discussion and Analysis in the AIP and EIP sections.

Under the AIP, performance metrics and potential targets for awards are typically approved in November, with the determinations of earned award amounts made in the following November,

based upon individual, business unit, if applicable, and corporate performance in the most recently completed fiscal year.

Equity awards are generally considered for grant in November each year, with the grant date being the first business day of December. Under the EIP, the Committee may grant performance-based awards, stock appreciation rights, stock options, restricted stock shares or restricted stock units.

40 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

			Estimated Future Payouts Under				Estimated Future Payouts Under
			Non-Equity Incentive Plan Awards			(1)	Equity Incentive Plan Awards			(2)
											All Other
	Grant	Action						(In Shares)			Stock		Grant Date
Name	Date	Date	Threshold	Target	Maximum		Threshold	Target	Maximum		Awards	(3)	Fair Value	(4)
Sitherwood	11/19/14	11/19/14	$450,000	$675,000	$900,000
	12/01/14	11/19/14					9,444	18,887	37,774		9,259		$1,158,348
Rasche	11/19/14	11/19/14	102,000	204,000	306,000
	12/01/14	11/19/14					2,963	5,925	11,850		3,798		408,614
Lindsey	11/19/14	11/19/14	105,000	210,000	315,000
	12/01/14	11/19/14					3,555	7,110	14,220		3,672		445,499
Darrell	11/19/14	11/19/14	85,000	170,000	255,000
	12/01/14	11/19/14					2,704	5,407	10,814		2,871		342,768
Dowdy	11/19/14	11/19/14	68,000	136,000	204,000
	12/01/14	11/19/14					2,222	4,444	8,888		1,645		245,537

(1)	These columns show the range of payouts for performance in fiscal year 2015. The amounts paid in fiscal year 2016 but earned based upon performance in fiscal year 2015 are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and are based on the metrics described in the Compensation Discussion and Analysis.
(2)	These columns show the range of payouts for the performance-contingent restricted stock unit awards granted in fiscal year 2015.
(3)	This column shows the number of shares of time-based restricted stock granted in fiscal year 2015 as to which the restrictions will lapse on December 1, 2017, plus the special grants to recognize company performance in fiscal year 2014 which will also vest on the same date, December 1, 2017. Details of each grant are listed in the Outstanding Equity Grants Table.
(4)	This column provides the grant date fair value using the provisions of FASB ASC Topic 718, exclusive of the estimate of forfeitures. For those shares in the Estimated Future Payouts Under Equity Incentive Plan Awards columns, the value reflects the probable outcome on the grant date and is the same as the amount included for such shares in the Stock Awards column for 2015 in the Summary Compensation Table.

In December 2014, EIP awards were made to Ms. Sitherwood and Messrs. Rasche, Lindsey, Darrell and Dowdy. These awards included performance-contingent restricted stock units that vest upon the attainment of multi-year performance objectives. Under the terms of the awards, these units may vest if certain corporate performance metrics for the 2015-2017 fiscal year performance period are met or exceeded. The performance criteria for the units granted in fiscal year 2015 are the cumulative three-year average net economic earnings per share growth over fiscal years 2015-2017 and a relative total shareholder return metric that are weighted at 50% each. If the performance contingency is not satisfied for the fiscal years 2015-2017 performance period, the awards will be forfeited. At the conclusion of the performance period, payouts can range from 0% to 200% of target for each component. After vesting, executives are expected to retain 75% of vested shares until their stock ownership requirements are met. In the event of a change in control, vesting may accelerate at the target level on a pro rata basis if the awards have not already been forfeited and the successor does not assume the award or provide a comparable award, provided that the assumed or replacement award must provide that the vesting will be accelerated if the participant is terminated without cause within 24 months of the change in control. If a participant leaves the Company due to death, disability or retirement, the participant’s award may vest on a pro rata basis if the performance metrics are met. Dividend equivalents on performance-contingent restricted grants are accrued throughout the performance period and paid to the participant in proportion to the amount of shares actually earned at vesting. No interest is paid on the accrued dividends. More details on these awards are included in the Compensation Discussion and Analysis.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 41

Outstanding Equity Awards at Fiscal Year End

Name	Stock Award Grant Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	(1)	Stock Award Vesting Date	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Sitherwood	12/3/12	4,875	$265,834		12/3/15	14,625		$797,501
	12/2/13	5,875	320,364		12/2/16	17,625		961,091
	12/1/14	6,296	343,321		12/1/17	18,887		1,029,908
	12/1/14	2,963	161,572		12/1/17
Rasche	12/3/12	750	40,898		12/3/15	2,000		109,060
	12/2/13	1,625	88,611		12/2/16	4,875		265,834
	12/1/14	1,975	107,697		12/1/17	5,925		323,090
	12/1/14	1,823	99,408		12/1/17
Lindsey	10/1/12	975	53,167		10/1/15
	12/3/12	2,500	136,325		12/3/15	7,500		408,975
	12/2/13	2,625	143,141		12/2/16	7,875		429,424
	12/1/14	2,370	129,236		12/1/17	7,110		387,708
	12/1/14	1,302	70,998		12/1/17
Darrell	12/3/12	1,500	81,795		12/3/15	5,000		272,650
	12/2/13	1,875	102,244		12/2/16	5,625		306,731
	12/1/14	1,802	98,263		12/1/17	5,407		294,844
	12/1/14	1,069	58,293		12/1/17
Dowdy	1/2/14	1,625	88,611		12/2/16	4,875		265,834
	1/2/14	750	40,898		(2)	5,000		272,650
	12/1/14	1,481	80,759		12/1/17	4,444		242,331
	12/1/14	164	8,943		12/1/17

(1)	The dollar amounts in these columns reflect the value calculated at $54.53 per share, the closing price of the Company stock on September 30, 2015. Vesting dates, performance periods and levels of awards assuming performance metrics are met are provided below.
(2)	With respect to the grant of 1,500 restricted shares to Mr. Dowdy on January 2, 2014, 50% (750 shares) vested on January 1, 2015. The remaining shares vest as follows:

Grant Date	Vesting Date
1/2/14	25% on 1/1/16 and 25% on 1/1/17

42 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

(3)	Vesting dates, performance periods and levels of awards, assuming performance metrics are met, are provided below:

Grant Date	Performance Period	Vesting Date	Name	Threshold	Target	Maximum
12/3/12	10/1/12- 9/30/15	12/3/15	Sitherwood	7,313	14,625	23,765
			Rasche	1,000	2,000	3,250
			Lindsey	3,750	7,500	12,187
			Darrell	2,500	5,000	8,125
12/2/13	10/1/13- 9/30/16	12/2/16	Sitherwood	8,813	17,625	29,081
			Rasche	2,438	4,875	8,043
			Lindsey	3,938	7,875	12,993
			Darrell	2,813	5,625	9,281
			Dowdy	4,938	9,875	16,293
12/1/14	10/1/14- 9/30/17	12/1/17	Sitherwood	9,444	18,887	37,774
			Rasche	2,963	5,925	11,850
			Lindsey	3,555	7,110	14,220
			Darrell	2,703	5,407	10,814
			Dowdy	2,222	4,444	8,888

Option Exercises and Stock Vested in Fiscal 2015 Table

None of the NEOs had any stock options to exercise in fiscal year 2015, so those columns do not appear in the table below. The value column reflects the shares acquired on vesting multiplied by the closing price on the vesting date.

Name	No. of Shares Acquired on Vesting	Value Realized on Vesting
Sitherwood	21,399	$1,083,859
Rasche	4,655	235,897
Lindsey	8,130	407,423
Darrell	8,246	417,637
Dowdy	750	39,941

Pension Plan Compensation

The NEOs participate in the Laclede Gas Company Employees’ Retirement Plan, a tax-qualified defined benefit plan sponsored by Laclede Gas Company. Effective January 1, 2009, Laclede Gas Company amended its plan to change the way benefits are calculated. Prior to that date, the Plan provided benefits based on a final pay formula that used a participant’s years of credited service and average final compensation. The average final compensation is the highest consecutive three-year average of the final 10 years of employment. Participants’ years of credited service under the plan were frozen as of December 31, 2008; however, the average final pay was not frozen and will continue to be based on the highest three-year average in the final 10 years of employment. Benefits under the plan formula in effect prior to January 1, 2009 are referred to as “grandfathered benefits.” With respect to annual incentive compensation paid on or after January 1, 2013, average final compensation will exclude such incentive compensation for purposes of the grandfathered benefit. Of the NEOs, only Mr. Darrell has grandfathered benefits.

While normal retirement age under the plan is age 65, participants may retire at age 60 with 10 or more years of service without reduction of the grandfathered benefit for early retirement. Retirement at age 60 is assumed in calculating the grandfathered benefit for Mr. Darrell.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 43

On and after January 1, 2009, the plan uses a cash balance formula that provides: (i) a cash balance credit between 4-10% of compensation depending on the participant’s age, and (ii) interest credits using a rate equal to an average of corporate bond rates published by the Internal Revenue Service. Benefits under the plan formula in effect on and after January 1, 2009 are referred to as “current benefits.” The cash balance credit and interest credit are applied as of December 31 of each year, on an average monthly basis, with interest compounded monthly. During fiscal year 2015, cash balance credits were as follows:

Sitherwood	9%
Rasche	9
Lindsey	7
Darrell	9
Dowdy	10

The early retirement amount of the current benefits will be the amount credited in the participant’s cash balance account in the case of a lump sum payment. If an annuity is taken at early retirement, the benefit will be the actuarial equivalent of the lump sum amount.

The Code generally places a limit on the amount of the annual pension that can be paid from a tax-qualified plan as well as on the amount of annual earnings that can be used to calculate a pension benefit. Since 1977, Laclede Gas Company has maintained a Supplemental Retirement Benefit Plan, a nonqualified plan that covers benefits that accrued through December 31, 2004 and that pays eligible employees the difference between the amount payable under the tax-qualified plan and the amount they would have received without the limits on the qualified plan. The Company adopted the Supplemental Retirement Benefit Plan II to comply with section 409A of the Code, which covers benefits accrued from January 1, 2005 through December 31, 2008. It also adopted the Cash Balance Supplemental Retirement Benefit Plan to provide similar supplemental benefits for those that accrue on and after January 1, 2009 under the new pension plan formula.

Please note the following relating to the benefits shown in the table below:

■	the Supplemental Retirement Benefit Plans are unfunded and subject to forfeiture in the event of bankruptcy;
■	the years of credited service in the table are the same as the executives’ years of actual service as of December 31, 2008, when years of service were frozen for all participants;
■

the compensation used to determine current and grandfathered benefits under the Plans include the amounts in the Salary column and, for periods prior to January 1, 2013, the amount attributable to payments under the AIP in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table; and

■	executives at the Company are subject to mandatory retirement at age 65 unless the Board of Directors asks them to continue working past that age.

The pension benefits in the table below were calculated using:

■	the September 30, 2015 measurement date;
■

the same assumptions as described in Note 2, Pension Plans and Other Postretirement Benefits, of the consolidated financial statements in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2015, except we used retirement at the greater of 60 or the executive’s actual age as noted above for the grandfathered benefit and, as required, we did not use an income growth assumption nor any forfeiture assumption;

■	for the grandfathered benefit, the greater of:
–years of service, multiplied by the sum of 1.7% of Social Security covered compensation (a 35-year average of Social Security maximum bases) plus 2.0% of the highest average normal compensation

44 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

during a 36-month period in the 10 years prior to the measurement date in excess of Social Security covered compensation; and

–the highest average normal compensation during a 36-month period in the 10 years prior to the measurement date, multiplied by (i) years of service, and (ii) the benefit factor of 2.1%, less the executive’s estimated Social Security benefit multiplied by 1.25% for each year of service up to a maximum of 40 years.
■	the assumption of a 90% probability that the participant elects a lump sum equivalent of the monthly annuity amount described above.

Pension Benefits Table

Name	Plan Name	No. of Years Credited Service	(1)	Present Value of Accumulated Benefit		Payments During Last Year
Sitherwood	Laclede Gas Company Employees’ Retirement Plan	–		$106,287		$ –
	Supplemental Retirement Benefit Plans	–		378,731		–
Rasche	Laclede Gas Company Employees’ Retirement Plan	–		151,044
	Supplemental Retirement Benefit Plans	–		69,642
Lindsey	Laclede Gas Company Employees’ Retirement Plan	–		70,787	(3)	–
	Supplemental Retirement Benefit Plans	–		69,255		–
Darrell	Laclede Gas Company Employees’ Retirement Plan	4.67		504,246		–
	Supplement Retirement Benefit Plans	4.67		281,082	(2)	–
Dowdy	Laclede Gas Company Employees’ Retirement Plan	–		49,285	(3)	–
	Supplemental Retirement Benefit Plans	–		31,474		–

(1)	As noted above, years of credited service were frozen as of December 31, 2008.
(2)	Due to an actuarial error, the present value of the accumulated benefit for Mr. Darrell was overstated for fiscal year 2014, and should have been reported as $232,488.
(3)	Messrs. Lindsey and Dowdy were not vested in their benefits under the Laclede Gas Company Employees’ Retirement Plan as of September 30, 2015. Mr. Lindsey became fully vested on October 1, 2015, and Mr. Dowdy will become fully vested on January 1, 2017.

Nonqualified Deferred Compensation

The amounts in the table below include contributions by the executive and earnings on those contributions under the Laclede Gas Company Deferred Income Plan II, which covers deferrals through December 31, 2004, and The Laclede Group Deferred Income Plan, which covers deferrals on and after January 1, 2005 and represents the deferred income plan as modified to comply with section 409A of the Code. The amounts relative to these plans are in the first line of the table for each executive.

The Deferred Income Plan II:

■	allows participants, including the NEOs, to defer up to 15% of salary;
■	provides earnings on the deferrals based on Moody’s corporate bond average rate plus a percentage ranging from 1% to 3%, which percentage varies depending on the age of the participant at the beginning of that plan year;

■	provides for death and disability income benefits that are payable in annual installments over a 15-year period following termination of employment due to total disability or death;

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 45

■	provides retirement income benefits under the plan payable in annual installments over a 15-year period but the payments continue for the participant’s life if the participant retires at age 65 or later; and

■	provides for a lump sum payment to the participant in the event of termination within two years following a change in control. The lump sum payment will be equal to the greater of (i) the present value of the deferral account balance projected under the minimum retirement income formula through age 65, or (ii) the actual deferral account accumulated through the termination date.

The Laclede Group Deferred Income Plan provides similar benefits, except that the retirement benefits in all circumstances are payable in 15 annual installments and benefits payable in the event of death or disability are payable in a lump sum. However, in 2008, participants were offered a one-time opportunity under the transitional relief issued by the IRS under section 409A of the Code to elect a lump sum payment alternative for retirement benefits. The Laclede Group Deferred Income Plan was amended effective January 1, 2016 to remove above-market interest for future deferrals.

Nonqualified Deferred Compensation Table

Name		Executive Contributions in Last FY	(1)	Company Contributions in Last FY	Aggregate Earnings in Last FY	(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Sitherwood	Deferred Income Plan	$94,904		–	$20,333		–	$402,736
Rasche	Deferred Income Plan	58,031		–	7,555		–	153,571
Lindsey	Deferred Income Plan	6,923		–	908		–	18,417
Darrell	Deferred Income Plans	23,846		–	10,316		–	173,648
Dowdy	Deferred Income Plan	–		–	–		–	–

(1)	The amounts in this column are also included in the Salary column of the Summary Compensation Table.
(2)	The amounts attributable to above-market interest on nonqualified deferred compensation in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table and identified in footnote 3 to that table are also included in this column.

Potential Payments Upon Termination or Change in Control

This section describes the potential payments and benefits to which the NEOs would have been entitled upon termination of employment, including termination of employment following a change in control, as if such termination had occurred on the last trading day of our fiscal year – September 30, 2015 – using the New York Stock Exchange closing price of $54.53 per share of the Company’s stock on that date. The discussion does not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees upon termination of employment. The following table sets forth the potential payments to the NEOs upon the termination of their employment with the Company, including a termination of employment following a change in control. The table does not include retirement plan benefits payable to the executives shown in the Pension Benefits Table.

46 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

	Cash Severance ($)	(1)	Annual Incentive Plan Payment ($)	(2)	Equity Grants ($)	(3)	Deferred Income Plan ($)	(4)	Health Benefits ($)	(5)	Reduction Due to 280G ($)	(6)	Total Payment ($)
Suzanne Sitherwood
Voluntary	—		—		—		—		—		—
Termination
Retirement	—		675,000		—		—		—		—		675,000
Disability	—		675,000		3,168,623		11,502		—		—		3,855,125
Death	—		675,000		3,168,623		35,352		—		—		3,878,975
Involuntary	2,850,000		675,000		—		—		10,203		—		3,535,203
Termination
Change-in-Control	3,562,500		675,000		3,879,591		15,705		10,203		(3,174,386)		4,968,613
Steven P. Rasche
Voluntary	—		—		393,980		—		—		—		393,980
Termination
Retirement	—		204,000		393,980		—		—		—		597,980
Disability	—		204,000		544,285		3,947		—		—		752,232
Death	—		204,000		544,285		19,407		—		—		767,692
Involuntary	—		204,000		393,980		—		—		—		597,980
Termination
Change-in-Control	1,242,426		204,000		640,618		4,215		—		(848,832)		1,242,427
Steven L. Lindsey
Voluntary	—		—		53,167		—		—		—		53,167
Termination
Retirement	—		210,000		53,167		—		—		—		263,167
Disability	—		210,000		1,035,904		—		—		—		1,245,904
Death	—		210,000		1,035,904		—		—		—		1,245,904
Involuntary	770,000		210,000		1,035,904		—		29,835		—		2,045,739
Termination
Change-in-Control	1,652,169		210,000		1,758,974		—		29,835		(1,180,985)		2,469,993
Mark C. Darrell
Voluntary	—		—		575,419		—		—		—		575,419
Termination
Retirement	—		170,000		575,419		—		—		—		745,419
Disability	—		170,000		758,639		2,601		—		—		931,240
Death	—		170,000		758,639		8,729		—		—		937,368
Involuntary	—		170,000		575,419		—		—		—		745,419
Termination
Change-in-Control	1,441,720		170,000		639,401		4,792		—		(100,543)		2,155,370
L. Craig Dowdy
Voluntary	—		—		40,898		—		—		—		40,898
Termination
Retirement	—		137,500		40,898		—		—		—		178,398
Disability	—		137,500		557,249		—		—		—		694,749
Death	—		137,500		557,249		—		—		—		694,749
Involuntary	550,000		137,500		557,249		—		29,835		—		1,274,584
Termination
Change-in-Control	1,146,916		137,500		1,000,026		—		29,835		(599,638)		1,714,639

(1)	Ms. Sitherwood is a participant in the Executive Severance Plan, which provides for a cash payment in the event of either involuntary termination or termination within 24 months after a change in control. The cash payment is based on a multiple of two times the sum of her salary and prorated annual incentive target in the event of involuntary termination and a multiple of 2.5 times the sum of her salary and full year annual incentive target in the event of termination after a change in control.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 47

The hiring compensation packages for Mr. Lindsey and Mr. Dowdy included severance agreements. Mr. Lindsey’s severance agreement expired October 1, 2015, and he will participate in the Executive Severance Plan for fiscal year 2016. Mr. Dowdy’s severance agreement expires January 1, 2017. These agreements provide for cash payments due upon termination with or without a change in control, including termination without cause or resignation. The cash payment due as a result of termination is equal to annual salary plus the annual incentive target for the entire fiscal year. In the event of a termination following a change in control, the cash payment is equal to two times the executive’s average annual W-2 compensation plus the annual incentive target for the entire fiscal year.
Messrs. Rasche and Darrell are covered by the Management Continuity Protection Plan (MCPP). The potential payments to these officers are limited to termination within 54 months for Mr. Rasche and 42 months for Mr. Darrell after a change in control. This cash payment for Mr. Rasche is equal to 2.99 times average annual W-2 compensation, and this cash payment for Mr. Darrell is equal to 2.0 times average annual W-2 compensation.
(2)	Upon a change in control, any awards under the Annual Incentive Plan are deemed earned at a prorated target based on the number of completed days in the fiscal year prior to the change in control. This payment takes place whether or not a termination occurs. The AIP’s definition of change in control mirrors the definition in the Executive Severance Plan.
If a participant’s employment ceases due to termination without cause or by death, disability or retirement, the participant is eligible to earn an award on a pro rata basis based upon Company performance and the participant’s achievement of individual metrics.
(3)	Participants, including the NEOs, have outstanding performance-contingent restricted units and restricted stock under the EIP. The EIP uses the same definition of change in control that is used in the AIP and the Executive Severance Plan.
Performance-Contingent Restricted Units. These awards generally provide for vesting of restricted stock shares or restricted stock units on the third anniversary of the grant date that falls after the end of the performance period, to the extent that the Compensation Committee determines that the performance contingency has been met or exceeded. A participant forfeits all non-vested awards upon the participant’s termination of employment for cause.
If during the performance period a participant dies or leaves the Company due to retirement or disability, the participant remains eligible to earn a prorated award based on the number of full months as a participant during the performance period, as the administrator may determine, if the performance contingency is satisfied.
In the event of a change in control, the outstanding awards granted shall be deemed earned and vest at a prorated target, based on the number of months completed in the performance period at the time of the change in control, if the award is not assumed or replaced with a comparable award by the successor or surviving entity. If the successor or surviving entity does not assume or replace the award, the award will trigger a benefit at a prorated target based on the number of full months as a participant if the participant is involuntarily terminated without cause within two years of the change in control. Dividend equivalents on performance-contingent restricted awards are accrued throughout the performance period and paid to the participant in proportion to the amount of shares actually earned at vesting, up to the amount of dividends that would have been paid on the target number of shares. In the event of a change in control, accrued dividend equivalents would be paid on the same prorated basis as mentioned above. The same amounts would be payable in the event of a participant’s death, retirement or termination of employment due to disability if the target level of performance is achieved.
The amounts reflected in this column also include the value of certain accelerated PCRU grants made pursuant to the employment term sheets for Messrs. Lindsey and Dowdy.
Restricted Stock. These shares generally provide for vesting on the third anniversary of the grant date. A participant forfeits all non-vested shares upon the participant’s termination of employment for any reason prior to vesting, other than as a result of a change in control or mandatory retirement requirements.
If a participant’s employment is terminated by the Company without cause within two years following a change in control, the shares become vested on the earlier of the vesting date or the date of the change in control. If a participant’s employment is terminated due to mandatory retirement requirements, the shares become vested based on the number of full months from the award date to the participant’s retirement.
With respect to Mr. Dowdy, special restricted stock grants associated with the hire of an officer vest in full immediately upon a qualifying termination, with or without a change in control. The amounts reflected in this column also include the value of certain accelerated restricted stock grants made pursuant to the employment term sheet for Mr. Lindsey.
(4)	Under the terms of the deferred income plans, if a participant’s employment is terminated within two years of a change in control, the participant will receive a lump sum payment equal to the greater of (i) the present value of the account balance projected through age 65 using a guaranteed minimum rate of return, or (ii) the actual account balance accumulated through the termination date. However, for deferrals made on and after January 1, 2015, the lump sum payment would be equal to the participant’s account balance plus the present value of employer contributions and earnings credits that would have been made or earned on such account balance through age 65.
Upon retirement, the participant will receive the participant’s account balance in 15 installments unless the participant elected a lump sum for deferrals made on and after January 1, 2005.
In the event of death or disability, a participant or the participant’s beneficiary will receive the participant’s account balance plus the projected earnings that would have been payable if the participant had retired at age 65.
Upon any other termination of employment, the participant will receive all deferred amounts plus interest accrued at the Moody’s rate applicable to each plan year.

48 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

The amounts reflected in this table are the amounts that each executive would receive in excess of the executive’s actual account balance if the executive terminated on September 30, 2015. The actual account balance as of the end of fiscal year 2015 is reflected in the Nonqualified Deferred Compensation Table above.
(5)	The Executive Severance Plan and the individual severance agreements provide that the Company will cover the cost of COBRA continuation coverage for 18 months from the executive’s date of termination, based on each executive’s elected coverage level prior to termination. The MCPP, which governs the severance arrangements for Mr. Rasche and Mr. Darrell, does not provide for Company-paid health benefits upon termination. No other health and welfare benefits are provided upon termination.
(6)	Code Section 280G provides guidelines that govern payments triggered by a change in control, known as “parachute payments.” If such payments exceed 2.99 times the annual average compensation for certain individuals, the payments may trigger adverse tax consequences and excise taxes. The Company does not provide any gross-up payments for such adverse tax consequences or excise taxes under any of the arrangements. Rather, the amounts calculated above, which would normally be payable, will be reduced to the extent necessary to avoid such adverse tax consequences or excise taxes. The reduction reflected in the table is the negative amount which would be applied to any cash payment associated with a change in control.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 49

OTHER MATTERS

Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business

Under the rules of the SEC, shareholder proposals intended to be included in the proxy statement for the annual meeting of shareholders in January 2017 must be received by the corporate secretary of The Laclede Group at its primary office at the address set forth on page 18 of this proxy statement by August 20, 2016.

Also, the procedures to be used by shareholders to recommend nominees to the Corporate Governance Committee are outlined on page 18 of this proxy statement. If a shareholder seeks to nominate a person or make a shareholder proposal from the floor of the annual meeting in January 2017, notice must be received by the corporate secretary at the Company’s principal executive offices no later than October 27, 2016 and not before September 28, 2016 (not less than 90 days nor more than 120 days, respectively, prior to January 26, 2017). Also, such proposal must be, under law, an appropriate subject for shareholder action to be brought before the meeting.

The Chairman of the Board may refuse to allow the transaction of any business or to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Company’s bylaws.

Proxy Solicitation

We will pay the expense of soliciting proxies. Proxies may be solicited on our behalf by officers or employees in person or by email, telephone, fax or special letter. We have hired Morrow & Co., LLC,

470 West Avenue, Stamford, CT 06902, to assist us in the solicitation of proxies for a fee of $7,500, plus reimbursement of out-of-pocket expenses for those services.

50 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

APPENDIX

The Laclede Group Annual Incentive Plan, as Amended

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 51

THE LACLEDE GROUP, INC.
ANNUAL INCENTIVE PLAN, AS AMENDED

Section 1. PURPOSES

The purposes of this Plan are to provide an incentive to executive officers and other selected key executives of the Company and its Subsidiaries to contribute to the growth, profitability and increased shareholder value of the Company and to retain such executives. This Plan, after shareholder approval, shall first be effective for Awards based on performance in fiscal year 2017.

Section 2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” shall mean a Performance Award.

(b) “Board” shall mean Company’s Board of Directors.

(c) “Cause” shall mean termination of a Participant’s employment with the Company or any of its Subsidiaries upon:

(i) Willful and continued failure by the Participant to perform substantially the duties of employment assigned by the Company or applicable Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered by the Company or applicable Subsidiary, which specifically identifies the manner in which it is believed that the Participant has not substantially performed such duties; or

(ii) Willful engagement by the Participant in misconduct that is materially injurious to the Company or its Subsidiaries.

For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interest of the Company and its Subsidiaries. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or, with respect to a Participant other than the Chief Executive Officer, upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company which advice was authorized by the Board or the Chief Executive Officer shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company and its subsidiaries.

(d) “Change in Control” shall mean the occurrence of one of the following events:

(i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act of 1934 (“Exchange Act”) (excluding, for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individual members of the Board of Directors, as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the

52 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial election to office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a party other than the Board of Directors of the Company; or

(iii) Consummation by the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50% of the surviving entity’s then outstanding shares of common stock or the surviving entity’s combined voting power entitled to vote generally in the election of directors, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company’s assets. In making this computation as to any Company shareholder who was also an equity owner in any other party to such reorganization, merger, or consolidation prior to consummating such transaction, only the common stock or voting power relating to such shareholder’s equity interests in the Company shall be counted toward the 50% threshold in the prior sentence.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person takes further action to increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

(f) “Committee” shall mean the Compensation Committee composed of at least three members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code and as “independent” directors under the listing standards of the New York Stock Exchange.

(g) “Company” shall mean The Laclede Group, Inc. and any entity that succeeds to all or substantially all of its business.

(h) “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code, as interpreted under IRS Notice 2007-49, 2007-1 C.B. 1429.

(i) “Disability” means a physical and/or mental condition that renders a Participant unable to perform the duties of the Participant’s position on a full-time basis for a period of 180 consecutive calendar days. Disability shall be deemed to exist when certified by a physician selected by the Company or its insurer. The Participant will submit to such examinations and tests as such physician deems necessary to make any such Disability determination.

(j) “Effective Date” shall mean the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Missouri, as specified in Section 6(i).

(k) “Eligible Employee” shall mean each executive officer of the Company, including those employed by Subsidiaries, and other key employees of the Company or Subsidiaries selected by the Committee.

(l) “GAAP” shall mean U.S. Generally Accepted Accounting Principles.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 53

(m) “Participant” shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

(n) “Performance Award” shall mean the conditional right of a Participant to receive cash or other property following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals during such Performance Period, as specified in Section 5.

(o) “Performance Goals” means or may be expressed in terms of any of the following business criteria:

■	revenue;
■	earnings before interest, taxes, depreciation and amortization (“EBITDA”);
■	earnings before interest and taxes (“EBIT”);
■	funds from operations;
■	funds from operations per share;
■	operating income (loss);
■	pre or after tax income (loss);
■	cash available for distribution;
■	cash available for distribution per share;
■	cash and/ or cash equivalents available for operations;
■	net earnings (loss);
■	earnings (loss) per share;
■	return on equity;
■	return on assets;
■	return on capital;
■	share price performance;
■	total shareholder return;
■	health
■	safety
■	environmental
■	economic value added;
■	economic profit;
■	credit rating;
■	improvements in the Company’s attainment of expense levels;
■	objective third-party measures of customer satisfaction;
■	objective measures of operating stability and reliability;
■	operating goals related to customer satisfaction improvement; or
■	implementing or completion of:

–	strategic plans,

–	improvement in investor relations,

–	marketing and manufacturing of key products,

–	improvement in cash-flow (before or after tax),

–	development of critical projects or product development or progress relating to research and development.

A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The Performance Goals will be determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed.

(p) “Performance Objective” shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with a Performance Award.

54 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

(q) “Performance Period” shall mean the fiscal year, or such other shorter period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

(r) “Plan” shall mean this The Laclede Group Annual Incentive Plan, as amended from time to time.

(s) “Subsidiary” means any company (other than the Company) with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

Section 3. ADMINISTRATION

(a) Authority. The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, from time to time to select Participants; to grant Awards under the Plan; to determine the type, terms and conditions of, and all other matters relating to, Awards; to prescribe Award agreements (which need not be identical); to establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to make such determinations and interpretations and to take such steps in connection with the Plan or the Awards granted thereunder as it deems necessary or advisable. All such actions by the Committee under the Plan or with respect to the Awards granted thereunder shall be final and binding on all persons.

(b) Manner of Exercise of Committee Authority. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to approve Awards made to executive officers of the Company; (ii) to approve Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Objectives pursuant to Section 5(e) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

(c) Limitation of Liability. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

Section 4. TYPES OF AWARDS

Subject to the provisions of the Plan, the Committee has the discretion to grant to Participants Performance Awards described in Section 5. At the time the Committee makes an

Award grant, it shall determine in writing whether such Award is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code (a “Qualified Award”).

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 55

Section 5. PERFORMANCE AWARDS

(a) Form of Award. The Committee is authorized to grant Performance Awards pursuant to this Section 5. A Performance Award shall represent the conditional right of the Participant to receive cash or other property based upon achievement of one or more pre-established Performance Objectives during a Performance Period, subject to the terms of this Section 5 and the other applicable terms of the Plan. Performance Awards shall be subject to such conditions as shall be specified by the Committee.

(b) Performance Objectives. The Performance Objectives shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

(c) Additional Provisions Applicable to Performance Awards. More than one Performance Objective may be incorporated in a Performance Goal, and the level of achievement with respect to each Performance Objective may be assessed individually or in combination with each other. The level or levels of performance specified with respect to a Performance Objective may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. For any Qualified Awards, Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants.

(d) Duration of the Performance Period. The Committee shall establish each Performance Period at the time that it sets the Performance

Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(e) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise with respect to Awards other than Qualified Awards, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 5(e).

(f) Adjustment. To the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Objectives, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any acquisition, any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spinoff or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary, (iv) any action by a regulatory agency, (v) a change in accounting, tax or other relevant rules or regulations, (vi) restructured or discontinued operations, (vii) restatement of prior period results, or (viii) other extraordinary and non-recurring items; provided, however, that, with regard to Qualified Awards, no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment

56 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

would cause the Performance Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(g) Timing of Payment. Except as provided below, any cash amounts payable in respect of Performance Awards for a Performance Period will generally be paid as soon as practicable following the determination in respect thereof made pursuant to Section 5(e) but in any event within 2 ½ months after the end of the Performance Period, and any non-cash amounts or any other rights that the Participant is entitled to with respect to a Performance Award for a Performance Period will be paid or vest in accordance with the terms of the Performance Award.

(h) Maximum Amount Payable Per Participant Under This Section 5. With respect to Performance Awards to be settled in cash or property, a Participant shall not be granted

Performance Awards for all of the Performance Periods commencing in a fiscal year that permit the Participant to earn a cash payment or payment in other property under this Plan in excess of $2,000,000.

(i) Change In Control. Immediately upon a Change in Control, notwithstanding any other provision of this Plan, all Awards under this Section 5 in effect on the date the Change in Control occurs shall be deemed earned at target performance level, and the Company shall make a payment in cash, prorated for the period of time elapsed commencing with the first day of the then current Performance Period and ending with the effective date of the Change in Control, to each Participant within thirty (30) days after the effective date of the Change in Control in the amount that would be earned at the target performance level.

Section 6. GENERAL PROVISIONS

(a) Termination of Employment. A Participant who, during the Performance Period, ceases to be an employee due to retirement, death, Disability or termination without Cause, shall nonetheless be eligible to receive an Award, as the Committee shall determine, subject to the provisions of Section 5 and for any Qualified Award, satisfaction of Performance Objectives and certification requirement under Section 5 (unless otherwise provided in the Award agreement for death or Disability), prorated for the period of time, rounded to the nearest full month, that such employee was a Participant under the Plan. A Participant who, during the Performance Period, but before certification of the Awards for such Performance Period by the Committee, ceases to be an employee due to voluntary termination or termination for Cause, shall forfeit all rights to an Award for such Performance Period.

(b) Taxes. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c) Limitations on Rights Conferred under Plan and Beneficiaries. Status as a Participant shall not be construed as a commitment that any Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 57

any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

(d) Changes to the Plan and Awards. Notwithstanding anything herein to the contrary, other than Section 5(i), the Board, or the Committee, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Award theretofore granted to any Participant which has not been settled by payment, provided that no amendment or modification may be made to a Qualified Award to the extent such amendment or modification would not meet the requirements of Section 162(m) of the Code. No Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without shareholder approval.

(e) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company. To the extent the Plan provides for nonqualified deferred compensation, it is intended to qualify with the provisions of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”). If any provision provided herein results in the imposition of an excise tax on any Participant under Section 409A, such provision will be reformed to avoid any such imposition in such manner as the Company determines is appropriate to comply with Section 409A.

(f) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board (or the Committee) nor submission of the Plan or provisions thereof to the shareholders of the

Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

(g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Missouri, without giving effect to principles of conflicts of laws, and applicable Federal law.

(h) Exemption Under Section 162(m) of the Code. The Plan, and all Qualified Awards issued hereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1,000,000 per year. The Committee may, without shareholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan.

(i) Effective Date. The Plan is effective the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Missouri (the “Effective Date”). Unless the Company determines to submit Section 5 of the Plan and the definition of Performance Goal to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, the Committee, in its sole discretion, may determine that the Plan shall continue in effect, outside the provisions of Section 162(m) of the Code for Awards made to Covered Employees.

58 The Laclede Group, Inc. • 2015 Notice of Annual Meeting

(j) Recoupment. Notwithstanding any provision in this Plan or any Award agreement to the contrary, Awards granted hereunder will be subject, to the extent applicable, (a) to any recoupment or clawback policy adopted by the Company, and (b) to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes–Oxley Act of 2002, each as amended, and rules, regulations and binding, published guidance thereunder, which legislation provides for the clawback and recovery of incentive compensation in the event of certain financial statement restatements. In addition, if the Company would not be eligible for continued

listing, if applicable, under Section 10D(a) of the Exchange Act unless it adopted policies consistent with Section 10D(b) of the Exchange Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to a Participant under this Plan will be subject to clawback in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission. By accepting an Award under this Plan, the Participant consents to any such clawback.

The Laclede Group, Inc. • 2015 Notice of Annual Meeting 59

THE LACLEDE GROUP, INC.
C/O COMPUTERSHARE TRUST, N.A.
P.O. BOX 30170
COLLEGE STATION, TX 77842

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THANK YOU FOR YOUR VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M97462-P70864-Z66732	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE LACLEDE GROUP, INC.		For	Withhold	For All
		All	All	Except
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1.	Election of Directors:

Nominees:

	01)	Brenda D. Newberry
	02)	Suzanne Sitherwood
	03)	Mary Ann Van Lokeren

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Reapprove The Laclede Group Annual Incentive Plan, as Amended.	☐	☐	☐

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2016 fiscal year.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐

Please date and sign exactly as your name, or names, appears. If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders
January 28, 2016
10:00 a.m.
700 Market Street, St. Louis, Missouri 63101

This year’s meeting agenda:

1.	To elect three members of the Board of Directors to serve for a three-year term.
2.	To reapprove The Laclede Group Annual Incentive Plan, as Amended.
3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2016 fiscal year.
4.	To transact such other business as may properly come before the meeting and any adjournment or postponement.

To attend the meeting, check in with our representatives at the meeting and, if the shares are held in the name of a bank, broker or other holder of record, present proof of ownership of our common stock at check-in.

We thank you in advance for your vote this year. See the back of this card for directions on how to vote by phone or by Internet as well as how to request electronic delivery of future shareholder communications.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.thelacledegroup.com (Corporate Governance - Annual Meeting)

M97463-P70864-Z66732

THE LACLEDE GROUP, INC.
Proxy solicited on behalf of the Board of Directors for
Annual Meeting of Shareholders on January 28, 2016

The undersigned hereby appoints Steven P. Rasche, Suzanne Sitherwood and Ellen L. Theroff and each of them as proxies with full power of substitution to represent and to vote all shares that the undersigned would be entitled to vote if present at the annual meeting of shareholders of The Laclede Group, Inc. and at any adjournment and postponement thereof. The meeting will be held January 28, 2016 at 10:00 a.m. central standard time at 700 Market Street, St. Louis, Missouri, 63101. The undersigned hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3; AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side